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                                                                    Exhibit 99.1

                               ZIMMER PUERTO RICO

                         SAVINGS AND INVESTMENT PROGRAM



                            EFFECTIVE August 6, 2001
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                                TABLE OF CONTENTS

1.       DEFINITIONS........................................................2

2.       ELIGIBILITY AND PARTICIPATION......................................8

3.       BASIC AND SUPPLEMENTARY CONTRIBUTIONS..............................9

4.       CHANGE IN CONTRIBUTIONS............................................11

5.       EMPLOYING COMPANY CONTRIBUTIONS....................................11

6.       LIMITATIONS ON CONTRIBUTIONS.......................................12

7.       ROLLOVER CONTRIBUTIONS.............................................16

8.       INVESTMENT CHOICES OF PARTICIPANT..................................16

9.       MAINTENANCE AND VALUATION OF PARTICIPANTS' ACCOUNTS................18

10.      VESTING............................................................19

11.      METHOD OF PAYMENT UPON DISTRIBUTION OR WITHDRAWAL..................20

12.      WITHDRAWALS FROM ACCOUNT...........................................22

13.      DISTRIBUTION UPON TERMINATION OF EMPLOYMENT........................27

14.      TRANSFER OF A PARTICIPANT..........................................34

15.      SUSPENSION OF CONTRIBUTIONS........................................35

16.      EFFECT OF SUSPENSION OF CONTRIBUTIONS..............................35

17.      LEAVE OF ABSENCE, LAYOFF, ABSENCE ON  DISABILITY AND REEMPLOYMENT..36

18.      DESIGNATION OF BENEFICIARIES IN THE EVENT  OF DEATH................38

19.      TRUSTEE OF THE PLAN................................................39

20.      ADMINISTRATION OF THE PLAN.........................................41

21.      AMENDMENT AND MODIFICATION OF THE PLAN.............................44

22.      SUSPENSION, TERMINATION,  MERGER OR CONSOLIDATION OF PLAN..........45

23.      GENERAL PROVISIONS.................................................45

24.      TOP HEAVY PROVISIONS...............................................47


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                               ZIMMER PUERTO RICO

                         SAVINGS AND INVESTMENT PROGRAM


                                     PURPOSE

         The purpose of this Zimmer Puerto Rico Savings and Investment Program (the "Plan") is to provide a convenient way for the employees of Zimmer Holdings, Inc. ("Zimmer"), and certain of its subsidiaries and affiliates, who reside in Puerto Rico to save on a regular and long-term basis and to encourage such employees to make contributions and continue careers with Zimmer.


                                  INTRODUCTION

         This Plan was adopted by Zimmer in conjunction with the spin-off of Zimmer from the Bristol-Myers Squibb Company (the "Bristol-Myers Squibb Company"). In connection with the spin-off of Zimmer, the accounts of active Zimmer employees under the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program (the "Bristol-Myers Squibb Puerto Rico Plan") were transferred from the Bristol-Myers Squibb Puerto Rico Plan to this Plan.
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                                    ARTICLE 1

                                   DEFINITIONS

         For the purposes of the Plan the following terms shall have the following meanings unless a different meaning is plainly required by the context.

         Section 1.01. "ADMINISTRATIVE AGENT" shall mean the third party administrator appointed by the Committee which has the responsibility to receive, cumulate and communicate to the Trustee investment and distribution instructions (including requests for loans for a period of not more than 60 months from the Plan, but excluding loans from the Plan in excess of 60 months, financial emergency and hardship withdrawals) received from Participants. With respect to any such responsibilities which are responsibilities of the Committee as the "administrator" or "named fiduciary" of the Plan under ERISA, the Administrative Agent shall be a delegate of the Committee in accordance with
Section 20.07. With respect to any responsibilities assumed by the Trustee pursuant to the Trust Agreement referred to in Article 19, the Administrative Agent shall be an agent of the Trustee.

         Section 1.02. "ADMINISTRATIVE ERROR" shall mean an error in operating the Plan determined by the Committee to require correction by permitting additional contributions by the Employee and/or an Employing Company, distributing contributions made to the Plan due to factual error, correcting distributions made in error or otherwise conforming the operations of the Plan to the terms of the Plan.

         Section 1.03. "AFFILIATE" shall mean any corporation, trade or business if it and Zimmer are members of a controlled group of corporations, or are under common control, or are members of an affiliated service group, within the meaning of Sections 414(b), 414(c), 414(m) or 414(o) of the U.S. Code, respectively; PROVIDED, HOWEVER, that for purposes of Section 6.02, the definitions prescribed by Sections 414(b) and 414(c) of the U.S. Code shall be modified as provided by Section 415(h) of the U.S. Code by substituting "more than 50%" common control for "at least 80%" common control.

         Section 1.04. "AFTER-TAX CONTRIBUTION" shall mean a contribution to the Plan pursuant to the election described in Section 2.01 by the Employee, which election authorizes the Employee's Employing Company to deduct the amount of such contribution from the portion of his Annual Benefit Salary or Wages otherwise payable currently for each month without reducing the amount includible in his gross income for federal and Puerto Rico income tax purposes.

         Section 1.05. "ANNUAL BENEFIT SALARY OR WAGES" shall mean a Participant's regular salary or wages, including total commissions paid during the preceding calendar year on the basis of sales, to employees of an Employing Company ; but excluding any compensation for overtime, special remuneration or bonuses, as determined by an Employing Company from its payroll records. The amount of a Participant's Annual Benefit Salary or Wages taken into account under the Plan shall not exceed $150,000, as adjusted by the Commissioner of the Internal Revenue Service for increases in the cost of living in accordance with the regulations promulgated under Section 401(a)(17)(B) of the U.S. Code.


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         Section 1.06. "BASIC CONTRIBUTION" shall mean Pre-Tax Contributions,
After-Tax Contributions, or a combination thereof, which are so designated by the Employee pursuant to Article 3.

         Section 1.07. "BENEFICIARY" shall mean the beneficiary designated by the Participant to receive all or part of the amount in the account balance of a Participant, Inactive Participant or Former Participant upon such person's death in accordance with Article 18.

         Section 1.08. "BOARD OF DIRECTORS" shall mean the Board of Directors of Zimmer, or the Executive Committee of such Board of Directors, as they may be constituted from time to time.

         Section 1.09. "BRISTOL-MYERS SQUIBB" shall mean the Bristol-Myers Squibb Company Puerto Rico, Inc.

         Section 1.10. "BRISTOL-MYERS SQUIBB PUERTO RICO PLAN" shall mean the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program.

         Section 1.11. "BRISTOL-MYERS SQUIBB STOCK" shall mean the shares of common stock of Bristol-Myers Squibb.

         Section 1.12. "BRISTOL-MYERS SQUIBB STOCK FUND" shall mean the Investment Fund invested primarily in shares of Bristol-Myers Squibb Stock.

         Section 1.13. "BUSINESS DAY" shall mean any day on which the New York Stock Exchange is open for business.

         Section 1.14. "COMMITTEE" shall mean the committee referred to in
Article 20.

         Section 1.15. "EFFECTIVE DATE" shall mean August 6, 2001.

         Section 1.16. "EMPLOYEE" shall mean (i) a person who on the Effective Date was both a common law employee of an Employing Company and a participant in the Bristol-Myers Squibb Puerto Rico Plan and, (ii) with respect to a person or who becomes a common law employee of an Employing Company after the Effective Date, a person who is employed by an Employing Company on the date which is six months after the date on which such person completed one Hour of Service for an Employing Company and whose employment is for not less than 1,000 Hours of Service during any twelve consecutive month period; PROVIDED, HOWEVER, Employee shall not include any common law employee of an Employing Company covered by a collective bargaining agreement which does not provide for participation under the Plan, any person designated by an Employing Company as a leased employee of an Employing Company, or any person who performs services for an Employing Company and whom an Employing Company treats for federal and/or Puerto Rico tax purposes as an independent contractor. The foregoing notwithstanding, if any person is subsequently determined to be an Employee by the Internal Revenue Service, the Treasury Department of the Commonwealth of Puerto Rico or any other federal, state or local governmental agency or competent court of authority, such person will deemed to be an Employee commencing on the date that this determination is finally adjudicated or otherwise accepted by an Employing Company; PROVIDED, HOWEVER, that such person must meet the other requirements of this paragraph and that such person shall not, under any


                                       -3-
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circumstances, be deemed to be an Employee for the period of time during which such Employing Company treated the person as an independent contractor for federal and/or Puerto Rico tax purposes regardless of whether the determination of the status of the person as an Employee has retroactive effect. In addition, any person who performs services for an Employing Company, regardless of whether such person is a common law employee or an independent contractor of an Employing Company, shall not be an Employee for any period of time during which such person has agreed in writing that such person will not participate in the Plan or generally an Employing Company 's employee benefit plans.

         Section 1.17. "EMPLOYING COMPANY" shall mean Zimmer and any Affiliate which the Board of Directors or the Committee may from time to time determine to bring under the Plan which shall adopt the Plan and any successor of any of them.

         Section 1.18. "EMPLOYING COMPANY CONTRIBUTIONS" shall mean contributions made by the Employee's Employing Company pursuant to Article 5 hereof with respect to such Employee's Basic Contributions.

         Section 1.19. "ENROLLMENT DATE" shall mean any Business Day on which an Employee elects to enroll in the Plan.

         Section 1.20. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended.

         Section 1.21. "FORMER PARTICIPANT" means an individual who is no longer employed by an Employing Company or any of its Affiliates but for whom an account balance is maintained in the Trust.

        Section 1.22. "HIGHLY COMPENSATED EMPLOYEE" has the meaning set forth in U.S. Code Section 414(q) as such term refers to requirements of the U.S. Code and has the meaning set forth in Section 1165(e)(3)(E)(iii) of the Puerto Rico Code as such term refers to requirements of the Puerto Rico Code.

        Section 1.23. "HOURS OF SERVICE means, with respect to a person who is a common law employee of Zimmer or an Affiliate, each hour for which:

                  (a) he is paid, or entitled to payment, for the performance of duties for an Employing Company as determined by an Employing Company ;

                  (b) back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employing Company;

                  (c) he is paid, or entitled to payment, by an Employing Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence;


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                  (d) a court order, agreement with the U.S. Department of Labor or other federal, Puerto Rico or local government agency or department, or other similar agreement requires that service be awarded;

                  (e) he is absent without pay during a leave of absence, period of layoff not to exceed six months or disability leave as provided in
Article 17; and

                  (f) he is paid, or entitled to payment, for the performance of duties prior to the effective Date for an employer participating in the Bristol-Myers Squibb Puerto Rico Plan.

         For purposes of paragraph (a) above, Hours of Service shall be credited for the period during which the duties are performed and for purposes of paragraph (b), Hours of Service shall be credited for the period to which the award or agreement pertains. For the purposes of paragraphs (c) and (d), Hours of Service shall be credited for the period during which the absence occurs (but not to exceed six months for layoff) and during such period of absence, shall be credited as though the period of absence were a period of active employment with an Employing Company. The same Hours of Service shall not be credited under more than one of paragraphs (a), (b), (c), (d), (e) or (f).

         It shall be assumed that each Employee as to whom an Employing Company records do not and are not required by law to reflect hours worked for any relevant period, worked 45 hours for each week for which he or she would be required to be credited with at least one Hour of Service under Department of Labor Regulations 2530.200b-2.

        Section 1.24. "INACTIVE PARTICIPANT" shall mean a Participant who remains employed by an Employing Company whose Pre-Tax Contributions and After-Tax Contributions to the Plan have been suspended for any of the reasons provided in the Plan.

        Section 1.25. "INVESTMENT FUND" shall mean an investment option established in accordance with Article 8, including (but not limited to) the Zimmer Stock Fund, Bristol-Myers Squibb Stock Fund, portfolios managed by the Trustee, the Committee (or its delegate) or an Investment Manager and investments in any mutual fund which is registered under the Investment Company Act of 1940 and any commingled trust fund (including any group trust meeting the requirements of Revenue Ruling 81-100) established for the investment of funds of profit sharing and pension plans which trust is exempt from tax under Section 501(a) of the U.S. Code, by reason of qualifying under Section 401(a) of the U.S. Code or Section 1022(i)(1) of ERISA (as such Sections may be renumbered, amended or re-enacted).

        Section 1.26. "INVESTMENT MANAGER" has the meaning given such term under
Section 3(38) of ERISA.

        Section 1.27. "ONE YEAR BREAK-IN-SERVICE" means a consecutive twelve month period used to determine an Employee's Years of Service during which period that Employee has not completed more than 500 Hours of Service. Solely for determining whether an Employee has a One Year Break in Service, an Employee who is absent from work by reason of pregnancy, birth of a child of the Employee, placement of a child with an Employee because of the adoption of such child, or for purposes of caring for a child of the Employee for a period beginning with the birth or placement of the child shall be credited with the number of Hours of Service the Employee would have normally been credited with during the period of absence from service; PROVIDED, HOWEVER, the total Hours of Service credited shall not exceed 501 hours and shall be

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credited (i) only to the Plan Year in which the absence from service begins if the Employee would have a One Year Break in Service in that Plan Year, or (ii) if the Employee would not have a One Year Break in Service in the Plan Year in which the absence from service begins, in the immediately following Plan Year. The Plan shall not credit Hours of Service as provided above unless the Employee furnishes to the Committee such timely information as the Plan may reasonably require to establish that the absence from work is for the reasons described above and the number of days of absence for such purpose.

        Section 1.28. "PARTICIPANT shall mean an Employee who has elected to participate in the Plan as provided in Article 2 and whose participation in the Plan at the time of reference has not been suspended or terminated as provided in the Plan. If a Participant becomes represented by a collective bargaining agent after he has elected to participate in the Plan, such Participant's right to continue to participate shall be determined in accordance with the terms of the contract between the collective bargaining agent and the Employing Company. If the contract provides that the Participant shall no longer continue to participate, the Participant shall be deemed to have elected to suspend Pre-Tax Contributions and After-Tax Contributions and the Participant shall become an Inactive Participant.

        Section 1.29. "PARTICIPANT LOAN FUND" shall mean an account invested in debt obligations evidencing loans to the Participant pursuant to Section 12.05.

        Section 1.30. "PLAN" shall mean the Zimmer Puerto Rico Savings and Investment Program as described herein, as from time to time hereafter amended.

        Section 1.31. "PLAN YEAR" shall mean a calendar year or, in the case of the first plan year, the period commencing on the Effective Date and ending on December 31, 2001.

        Section 1.32. "PRE-TAX CONTRIBUTION" shall mean a contribution to the Plan pursuant to the election described in Section 2.01 by the Employee, which election authorizes the Employee's Employing Company to reduce, by the amount of the contribution, (i) the portion of his Annual Benefit Salary or Wages payable currently for each month and (ii) the amount includible in his gross income for federal or Puerto Rico income tax purposes.

        Section 1.33. "PUERTO RICO CODE" means the Commonwealth of Puerto Rico Internal Revenue Code of 1994, as amended from time to time.

        Section 1.34. "QUALIFIED NONELECTIVE CONTRIBUTION" shall mean a contribution made on behalf of an Employee by the Employee's Employing Company pursuant to Section 5.05 of the Plan, which is neither an Employing Company Contribution nor a Pre-Tax Contribution or After-Tax Contribution, which is 100% vested at all times, and which may not be distributed from the Plan, on account of hardship or otherwise, prior to the termination of employment or death of the Employee, his attainment of age 59 1/2 or becoming disabled and entitled to receive disability payments under a disability pay plan maintained by an Employing Company , or the termination of the Plan without establishment of a successor plan, or the sale of an Employing Company or of substantially all the assets of a division of an Employing Company or of an Employing Company which employs the Employee, as required under Section 401(m)(4) of the U.S. Code and under Section 1165(e)(3)(E)(ii) of the Puerto Rico Code and regulations issued thereunder.

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        Section 1.35. "ROLLOVER CONTRIBUTION" shall have the meaning given such term in Section 7.01.

        Section 1.36. "SUPPLEMENTARY CONTRIBUTION" shall mean Pre-Tax Contributions, After-Tax Contributions, or a combination thereof, which are so designated by the Employee pursuant to Article 3.

        Section 1.37. "TELEPHONIC NOTIFICATION" shall mean any communication acceptable to the Administrative Agent, including communication via telephone, telegraph, satellite, internet web site or other wireless communication, given to the Administrative Agent at least 30 days (or such lesser number of days as the Committee may specify) prior day for which the notice shall be effective.

        Section 1.38. "TRUSTEE " shall mean the Trustee or Trustees under the Trust Agreement referred to in Article 19.

        Section 1.39. "U.S. CODE" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

        Section 1.40. "VALUATION DATE" shall mean any date specified by the Committee or, if the Committee does not so specify, shall mean:

        (a) with respect to valuation of Investment Funds, as of the close of each Business Day;

        (b) with respect to any inter-Investment Fund transfer pursuant to Sections 8.03, as of the close of the first Business Day coincident with or immediately following the date the Participant requests such transfer;

        (c) with respect to withdrawals in the case of Financial Hardship pursuant to Section 12.03 and withdrawals due to financial emergency pursuant to
Section 12.04, as of the close of the first Business Day following the date upon which such withdrawal is approved;

        (d) with respect to all other distributions and withdrawals, as of the close of the first Business Day coincident with or next following the date the Participant, Inactive Participant, Former Participant or Beneficiary (as applicable) requests such distribution or withdrawal, PROVIDED, HOWEVER, that the Valuation Date with respect to any payments which qualify as eligible rollover distributions pursuant to Section 13.07 shall be delayed by such waiting period as may apply by law or regulation to such distributions.

        The foregoing notwithstanding, (i) if upon any otherwise applicable Valuation Date trading in Zimmer Stock or Bristol-Myers Squibb Stock is suspended by the Securities and Exchange Commission or halted pursuant to the rules of the New York Stock Exchange and does not resume prior to the close of that day, then, with respect to any valuation of the Zimmer Stock Fund or the Bristol-Myers Squibb Stock Fund, inter-Investment Fund transfer, distribution or withdrawal for which a determination of the net asset value of units in the Zimmer Stock Fund or the Bristol-Myers Squibb Stock Fund and the closing price per share of Zimmer Stock or Bristol-Myers Squibb Stock is required, the Valuation Date shall be delayed to the close of the next business day on which trading in Zimmer Stock or Bristol-Myers Squibb Stock resumes; PROVIDED, HOWEVER, that where the suspension or halt in trading occurs on the last Valuation Date of any month or continues through the close of business on that day, then the Valuation Date shall not be delayed and the Administrative Agent shall determine the net asset value of units in the Zimmer Stock Fund or the Bristol-Myers Squibb Stock Fund and a deemed closing price per share of Zimmer Stock or Bristol-Myers Squibb Stock as of that date in accordance with a uniform valuation procedure established by the Committee which shall be applied in a uniform and non-discriminatory manner to all persons similarly situated, or (ii) if there is insufficient liquidity in the Zimmer Stock Fund or the Bristol-Myers Squibb Stock Fund to allow for same day withdrawals or transfers to other investment funds, the Trustee will suspend transactions requiring the sale of Zimmer Stock Fund or Bristol-Myers Squibb Stock Fund units until sufficient fund liquidity is restored and the Valuation Date with respect to such suspended transactions shall be delayed to the close of the business day on which the sale of Zimmer Stock Fund or Bristol-Myers Squibb Stock Fund units occurs.

        Section 1.41. "YEAR OF SERVICE" means with respect to an Employee, the twelve month period commencing on the Employee's date of hire, and each calendar year subsequent to the Employee's date of hire, during which an Employee has completed at least 1,000 Hours of Service. If the Employee has incurred a One Year Break in Service by reason of termination of service and is reemployed by an Employing Company, in respect of the period subsequent to his reemployment, the calendar year which includes his date of reemployment and each succeeding calendar year, providing he has completed at least 1,000 Hours of Service during each such calendar year. If the Employee has not incurred a One Year Break in Service by reason of termination of service and is reemployed by an Employing Company, he shall continue to be credited with Years of Service as provided above. An Employee shall not be credited with Years of Service in respect of any period prior to the date on which the Plan (or any predecessor plan as defined by regulations of the Secretary of the Treasury or his delegate) became effective with respect to the Employee's Employing Company. Years of Service shall include any period of service that was recognized for purposes of determining Years of Service under the Bristol-Myers Squibb Puerto Rico Plan as of the Effective Date.

        Section 1.42. "ZIMMER" shall mean Zimmer Holdings, Inc., a Delaware Corporation.

        Section 1.43. "ZIMMER STOCK" shall mean the shares of common stock of Zimmer which are registered for the purpose of the Plan from time to time with the Securities and Exchange Commission.

        Section 1.44. "ZIMMER STOCK FUND" shall mean the Investment Fund invested primarily in shares of Zimmer Stock.

        Masculine pronouns include the feminine as well as the masculine gender.

                                   ARTICLE 2

                          ELIGIBILITY AND PARTICIPATION


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        Section 2.01. PARTICIPATION. Any Employee may elect to participate in the Plan, beginning on an Enrollment Date, if on such date the Employee authorizes Pre-Tax Contributions, After-Tax Contributions, or both, from the Employee's Annual Benefit Salary or Wages in accordance with Section 3.01 and directs the investment of such Pre-Tax Contributions or After-Tax Contributions in accordance with Article 8. For any month, the Pre-Tax Contributions and After-Tax Contributions elected by a Participant cannot, in the aggregate exceed sixteen percent (16%) of the portion of the Participant's Annual Benefit Salary or Wages otherwise payable for such month; PROVIDED, HOWEVER, that in order to correct an Administrative Error the total Pre-Tax Contributions and After-Tax Contributions elected by the Participant can, in the aggregate, exceed sixteen percent (16%) of the portion of the Participant's Annual Benefit Salary or Wages otherwise payable for such month, but only to the extent necessary to correct such Administrative Error. Such authorization and direction shall be by Telephonic Notification.

        Section 2.02. SERVICE WITH AN AFFILIATE. Any common law employee of an Affiliate which is not an Employing Company or of a division or branch of an Employing Company or who is included in an employee classification which is not participating in the Plan, who becomes an Employee may elect to participate in the Plan as provided in this Article 2, and for purposes of and Article 10, such Employee's service with any Affiliate which is not an Employing Company, or with a division or branch of an Employing Company which is not participating in the Plan or in a classification of Employees ineligible to participate in the Plan, shall be taken into account in the same manner and to the same extent as if such service had been employment as an Employee with an Employing Company.


                                   ARTICLE 3

                      BASIC AND SUPPLEMENTARY CONTRIBUTIONS

        Section 3.01. CONTRIBUTION AMOUNT. Subject to Article 6 hereof, an Employee may authorize a Basic Contribution from his Annual Benefit Salary or Wages of from 2% to 6% (in whole percentages) of his Annual Benefit Salary or Wages, and a Supplementary Contribution from his Annual Benefit Salary or Wages of from 1% to 10% (in whole percentages) of his Annual Benefit Salary or Wages; PROVIDED, HOWEVER, that the Employee may not authorize a Supplementary Contribution for any month unless he has authorized a Basic Contribution equal to 6% of his Annual Benefit Salary or Wages for such month. Notwithstanding the foregoing, to the extent necessary to correct an Administrative Error, a Participant may authorize a Basic Contribution from his Annual Benefit Salary or Wages in excess of 6% (in whole percentages) of his Annual Benefit Salary or Wages and a Supplementary Contribution from his Annual Benefit Salary or Wages in excess of 10% (in whole percentages) of his Annual Benefit Salary or Wages. Any authorization of a Basic Contribution or Supplementary Contribution in order to correct an Administrative Error shall be made in accordance with principles and procedures established by the Committee which are applicable to all persons similarly situated, setting forth the timing and manner of such authorization; PROVIDED, HOWEVER, that the Committee may determine the period during which such additional Basic or Supplementary Contributions may be made. An Employee may authorize Basic or Supplementary Contributions in the form of (a) Pre-Tax Contributions of from 2% to 10% (in whole percentages) of his Annual Benefit Salary or Wages, (b) After-Tax Contributions of from 2% to 16% (in whole percentages) of his Annual Benefit Salary or Wages , or a combination thereof. Basic or Supplementary Contributions authorized by a Participant in order to effect a correction of an Administrative Error shall be accounted for separately in the Plan Year in which made. If the percentage of a Participant's Annual Benefit Salary or Wages contributed on his behalf to the Plan as Pre-Tax Contributions for any month is 6% or greater, then the Participant's After-Tax Contribution, if any, for that month shall be deemed a Supplementary Contribution, unless such Pre-Tax Contributions for any month equal or exceed 6% solely due to a correction of an Administrative Error. If the percentage of a Participant's Annual Benefit Salary or Wages contributed on his behalf to the Plan as a Pre-Tax Contribution is less than 6% for any month, then such Pre-Tax Contribution shall be a Basic Contribution and the Employee's After-Tax Contribution, if any, for that month shall be a Basic Contribution to the extent it does not exceed the difference between (i) 6% of the Employee's Annual Benefit Salary or Wages for such month and (ii) the Employee's Pre-Tax Contribution for such month; any remaining After-Tax Contribution shall be a Supplementary Contribution; PROVIDED, HOWEVER, that the Committee may determine that different percentage allocations between Basic and Supplementary Contributions are required in order to correct an Administrative Error to the extent a Participant elects under this Section 3.01 to make, or under Section
4.01 to reduce, his Pre-Tax Contribution and/or After-Tax Contributions below 6% of his Annual Benefit Salary or Wages, then such Contribution shall be deemed to be made first to correct any Administrative Error. Pre-Tax Contributions and After-Tax Contributions will begin with the first month commencing after the Enrollment Date on which the Employee begins participation in the Plan.

        Section 3.02. MONTHLY BASIS. Pre-Tax Contributions and After-Tax Contributions shall be computed on a monthly basis. Pre-Tax Contributions and After-Tax Contributions during each month period shall be remitted to the Trustee as soon as such contributions can reasonably be segregated from the Employing Company's general assets after the end of each month, but not later than fifteen (15) business days following the end of the month in which the contributions are withheld from the Participant's paycheck, or as otherwise required by ERISA.

        Section 3.03. CONTRIBUTIONS FROM SALARY AND WAGES. A Participant shall be entitled to contribute to the Plan only through Annual Benefit Salary or Wages deductions. No deduction shall be made until the Employee has authorized the Administrative Agent by Telephonic Notification to deduct from his Annual Benefit Salary or Wages the amount of the Pre-Tax Contribution or After-Tax Contribution to the Plan, specifying the exact percentage.

        Section 3.04. ELECTIONS UNDER THE BRISTOL-MYERS SQUIBB PUERTO RICO PLAN. All elections made by Participants that are in force under the Bristol Myers Squibb Puerto Rico Plan as of the Effective Date, shall be recognized and enforced under this Plan until changed by the Participant in accordance with the provisions of this Plan including, but not limited to, contribution elections under Section 3.01, investment elections under 8.02 and beneficiary designations under Section 18.01. Any election by a Participant under the Bristol-Myers Squibb Puerto Rico Plan to invest Pre-Tax Contributions, After-Tax Contributions or Rollover Contributions in any investment fund offered under the Bristol-Myers Squibb Puerto Rico Plan that is not an Investment Fund under this Plan, shall be invested in the Investment Fund selected by the Committee.

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                                    ARTICLE 4

                             CHANGE IN CONTRIBUTIONS

        Section 4.01. CONTRIBUTION CHANGE NOTIFICATION. A Participant may change, effective as of the first day of the any month (or as soon thereafter as administratively feasible), the percentage of his Annual Benefit Salary or Wages that he has authorized as his Pre-Tax Contributions or After-Tax Contributions to another permissible percentage by giving Telephonic Notification. Notwithstanding anything above to the contrary, if the Participant's Pre-Tax Contributions must be reduced in order to meet the nondiscrimination requirements of Section 401(k) of the U.S. Code and/or Section 1165(e) of the Puerto Rico Code, then to the extent the Participant authorizes, the Participant may change the percentage of his Annual Benefit Salary or Wages authorized as his After-Tax Contributions to include such former Pre-Tax Contributions by giving Telephonic Notification.

        Section 4.02. EFFECTIVENESS OF CHANGE. In the event of a change in the Annual Benefit Salary or Wages of a Participant, the percentage of his Pre-Tax Contributions and After-Tax Contributions, if any, currently in effect shall be applied as soon as practicable with respect to such changed Annual Benefit Salary or Wages, without action by the Participant.

        Section 4.03. SUSPENSION OF CONTRIBUTIONS. In the event that, pursuant to a Participant's satisfaction of the conditions set forth in Section 12.03 of the Plan, the Committee approves a withdrawal of Pre-Tax Contributions from the Plan due to Financial Hardship, his Pre-Tax Contributions and After-Tax Contributions under the Plan may be suspended for the twelve-month period commencing on the date of the Financial Hardship withdrawal under the Plan in accordance with Article 12.


                                    ARTICLE 5

                         EMPLOYING COMPANY CONTRIBUTIONS

        Section 5.01. MATCHING CONTRIBUTIONS. Subject to the provisions of
Article 6 hereof, each Employing Company shall contribute, on behalf of each of the Participants in its employ, an Employing Company Contribution equal to 75% of the first 6% of the Participant's (whether consisting of Pre-Tax Contributions, After-Tax Contributions, or a combination thereof) paid into the Plan for each month. Any amount applied as a credit in reduction of an Employing Company Contribution for any month in accordance with Section 13.05 shall be considered as a part of the Employing Company Contribution for such month. Any Employing Company Contribution made with respect to any portion of a Participant's Basic Contribution that is attributable to the correction of an Administrative Error shall be calculated separately.

        Section 5.02. SUPPLEMENTARY CONTRIBUTIONS NOT MATCHED. Employing Company Contributions will not be made with respect to Supplementary Contributions.

        Section 5.03. QUALIFIED NONELECTIVE CONTRIBUTIONS. Qualified Nonelective Contributions may be made by an Employing Company on behalf of Employees who are not Highly

Compensated Employees, in order to satisfy the Actual Deferral Percentage tests under Section 401(k)(3) of the U.S. Code and Section 1165(e)(3) of the Puerto Rico Code and the Actual Contribution Percentage test under Section 401(m)(2) of the U.S. Code, pursuant to regulations under the U.S. Code and the Puerto Rico Code. Where made to satisfy each such tests, Qualified Nonelective Contributions shall be allocated among those Employees eligible to participate in the Plan who are not Highly Compensated Employees, beginning with the Employee who has the lowest amount of compensation within the meaning of Section 414(s) of the U.S. Code for the Plan Year to which the contributions relate and allocating to his account whatever amount is required to satisfy the test, limited to the maximum permitted under Section 415 of the U.S. Code, and if further allocations are required, repeating the same procedure with respect to each Employee having the next lowest amount of compensation (as defined under Section 414(s) of the U.S.
Code) for the year, until the Employing Company shall determine that the test has been satisfied. An Employing Company shall maintain records sufficient to demonstrate satisfaction of each such test and the amount of Qualified Nonelective Contributions used in each such test. Qualified Nonelective Contributions may also be made, where appropriate, to correct an Administrative Error. Qualified Nonelective Contributions shall be allocated as of a date within, and made before the last day of the twelve-month period immediately following, the Plan Year to which the contributions relate.


                                   ARTICLE 6

                          LIMITATIONS ON CONTRIBUTIONS

        Section 6.01. CONTRIBUTIONS SUBJECT TO LIMITATIONS. Any provision of
Article 3 or Article 5 to the contrary notwithstanding, the Pre-Tax Contributions, After-Tax Contributions and Employing Company Contributions made on behalf of a Participant under this Plan for any Plan Year shall be subject to the limitations of this Article 6.

        Section 6.02. LIMITATION ON ANNUAL ADDITIONS. (a) Anything to the contrary notwithstanding, the Plan shall be administered in a manner which will result in its complying with the provisions of Section 415 of the U.S. Code. In the case of a Participant who is permanently and totally disabled (as defined in Section 21(e)(3) of the U.S. Code) and is eligible to receive disability payments under a disability pay plan maintained by his Employing Company, the term "Participant's compensation" shall mean the compensation the Participant would have received for the year if the Participant was paid at the rate of compensation paid immediately before becoming permanently and totally disabled.

         (b) (i) In addition to other limitations set forth in the Plan and notwithstanding any other provisions of the Plan, the annual additions (within the meaning of Section 415(c)(2) of the U.S. Code) under the Plan (and all other defined contribution plans required to be aggregated with this Plan under the provisions of Section 415 of the U.S. Code), shall not increase to an amount in excess of the amount permitted under Section 415 of the U.S. Code at any time. For purposes of this paragraph and for determining compliance with Section 415 of the U.S. Code, compensation shall mean compensation as defined in Section 415(c)(3) of the U.S. Code and the regulations thereunder.

                  (ii) In the case where (A) this Plan and another defined contribution plan of the Employing Company cover the same Participant and (B) reductions in either the amount of annual additions under this Plan or the amount of annual additions or annual benefit under such other plan with respect to the Participant (or both) are necessary in order to comply with Code Section 415, a reduction in the annual benefit or annual additions under such other plan or plans to the Participant shall be made to the extent necessary to comply with Code Section 415 prior to any reduction in the annual additions under this Plan with respect to the Participant.

                  (iii) A Limitation Year, for purposes of applying this
Section 6.02 means the twelve (12) month period commencing January 1 and ending December 31.

                  (iv) Notwithstanding anything to the contrary in this Section 6.02, the special transitional relief afforded by Section 235 of the Tax Equity and Fiscal Responsibility Act of 1982, as amended, is specifically incorporated herein.

                  (b) To comply with the limitations on annual additions of this
Section 6.02, annual additions shall be reduced or eliminated in accordance with the order set forth below and any Pre-Tax Contributions of a Participant which are in excess of those permitted by the limitations shall be recharacterized as After-Tax Contributions. After-Tax Contributions of a Participant which are in excess of those permitted by the limitations shall be returned to him and any contributions of any Employing Company based upon any such excess contributions shall be applied in reduction of an Employing Company 's obligation to contribute to the Plan on behalf of other Participants:

                  (i) Pre-Tax Contributions in excess of 6% of the Participant's Annual Benefit Salary or Wages ;

                  (ii) Remaining Pre-Tax Contributions;

                  (iii) Employing Company Contributions;

                  (iv) After-Tax Contributions which are deemed to be Supplementary Contributions;

                  (v) After-Tax Contributions which are deemed to be Basic Contributions; and

                  (vi) Qualified Nonelective Contributions.

        Section 6.03. LIMITATION ON PRE-TAX CONTRIBUTIONS, AFTER-TAX CONTRIBUTIONS AND EMPLOYING COMPANY CONTRIBUTIONS. The Pre-Tax Contributions, After-Tax Contributions, and Employing Company Contributions made on behalf of any Participant for any Plan Year, when expressed as a percentage of such Participant's compensation within the meaning of Section 414(s) of the U.S. Code for such Plan Year, shall not exceed the Actual Deferral Percentage permitted by
Section 401(k)(3) of the U.S. Code or the Actual Deferral Percentage permitted by Section 1165(e) of the Puerto Rico Code or the Actual Contribution Percentage permitted by Section 401(m)(2) of the U.S. Code for such Plan Year. In determining whether any such Contributions exceed the Actual Deferral Percentage permitted by Section 401(k)(3) of the U.S.

Code or Section 1165(e) of the Puerto Rico Code or the Actual Contribution Percentage permitted by Section 401(m)(2) of the U.S. Code, Zimmer shall use the current year testing method. In order to comply with the requirements of Section 401(k)(3) of the U.S. Code, Section 1165(e) of the Puerto Rico Code and Section 401(m)(2) of the U.S. Code, Zimmer may, in its sole discretion, take either or both of the following actions: (i) reduce all or any portion of the current and future contributions to be made by or on behalf of any Participant or group of Participants for any Plan Year in the manner set forth in subsection (a) hereof; or (ii) reduce all or any portion of the contributions previously made by or on behalf of any Participant or group of Participants for a Plan Year in the manner set forth in subsection (b) hereof.

         (a) If Zimmer shall determine that the contributions on behalf of any Participant or group of Participants might result in discrimination in contributions in favor of Employees who are Highly Compensated Employees or might cause the Plan to violate the requirements of Section 401(k) or 401(m) of the U.S. Code or Section 1165(e) of the Puerto Rico Code, Zimmer shall, regardless of elections filed under Section 3.01 hereof, have the right to cause such adjustments to be made in current or future Pre-Tax Contributions or After-Tax Contributions and Employing Company Contributions on behalf of such Participant or Participants as will, in Zimmer's opinion, avoid such discrimination and satisfy the requirements of Sections 401(k) and/or 401(m) of the U.S. Code, and Section 1165(e) of the Puerto Rico Code including without limitation the right to reduce or suspend the amount of future Pre-Tax Contributions or After-Tax Contributions or Employing Company Contributions previously authorized by, or made on behalf of, a Participant or Participants. To the extent it is deemed necessary to limit Pre-Tax Contributions or After-Tax Contributions or Employing Company Contributions of Participants in order to meet the nondiscrimination requirements of Section 401(k) or 401(m) of the U.S. Code or Section 1165(e) of the Puerto Rico Code, (i) the Pre-Tax Contributions, After-Tax Contributions and Employing Company Contributions of each Participant who is not a Highly Compensated Employee and of each Participant who is a Highly Compensated Employee whose Actual Deferral Percentage as defined in Section 401(k)(3) of the U.S. Code or Actual Deferral Percentage as defined in Section 1165(e) of the Puerto Rico Code or Actual Contribution Percentage as defined in
Section 401(m)(2) of the U.S. Code is not expected to exceed the permitted Actual Deferral Percentage or Contribution Percentage under Section 401(k) or 401(m) of the U.S. Code or the permitted Actual Deferral Percentage under
Section 1165(e) of the Puerto Rico Code, as the case may be, shall be honored in accordance with each such Participant's authorization and (ii) the Pre-Tax Contributions, After-Tax Contributions and a proportionally corresponding amount of Employing Company Contributions, if necessary, of each Participant who is a Highly Compensated Employee whose Actual Deferral Percentage or Contribution Percentage is expected to exceed the permitted Actual Deferral Percentage or Contribution Percentage for such group under Section 401(k) or 401(m) of the U.S. Code or to exceed the permitted Actual Deferral Percentage for such group under Section 1165(e) of the Puerto Rico Code, shall be subject to adjustment which shall be accomplished by reducing by one percent the Pre-Tax Contributions and/or After-Tax Contributions which constitute Supplementary Contributions of those Participants whose Contribution Percentage for the Plan Year is expected to be the greatest, then, to the extent deemed necessary, by reducing by one percent the Pre-Tax Contributions and/or After-Tax Contributions of such Participants which constitute Basic Contributions of such Participants and an Employing Company Contributions made with respect to Basic Contributions of such Participants (whether such Basic Contributions are made in the form of Pre-Tax Contributions or After-Tax Contributions); in the event further reduction is deemed necessary, those Participants whose Actual Deferral Percentage or Contribution Percentage is expected to be the greatest after taking the prior reduction into account will have their Pre-Tax Contributions and/or After-Tax Contributions which constitute Supplementary Contributions or Basic Contributions and, if deemed necessary, their Employing Company Contributions reduced in the same manner; such process will be repeated until Zimmer shall determine that the maximum permitted Actual Deferral Percentage or Contribution Percentage for the group of Highly Compensated Employees will not be exceeded. The decision of Zimmer in this regard shall be final and shall not be subject to question by the Trustee, Administrative Agent or by any Participant or group of Participants.

        (b) In the event that the Plan does not comply with the nondiscrimination requirements of Section 401(k) or 401(m) of the U.S. Code and
Section 1165(e) of the Puerto Rico Code after the reduction (if any) described in subsection (a) (and after any Qualified Nonelective Contributions have been considered) for any Plan Year, the Pre-Tax Contributions which would be considered Excess Contributions (within the meaning of Section 401(k)(8)(B) of the U.S. Code) which would also be Excess Contributions under Section 1165(e) of the Puerto Rico Code shall be distributed, or recharacterized as After-Tax Contributions, to the extent permitted under both the U.S. and the Puerto Rico Codes, and the After-Tax Contributions or Employing Company Contributions which would be considered Excess Aggregate Contributions (within the meaning of Section 401(m)(6)(B) of the U.S. Code) shall be distributed and to the extent forfeitable shall be forfeited as follows: the total sum of such contributions shall be determined and with respect to that sum, the After-Tax Contributions and Employing Company Contributions made by or on behalf of the Participant who has the highest dollar amount of such contributions for the Plan Year and is a Highly Compensated Employee shall be reduced by the amount required to cause such contributions to equal those made by the Highly Compensated Employee having the next highest dollar amount of such contributions, and the part of the first Participant's After-Tax Contributions and Employing Company Contributions equal to the amount of the dollar reduction (and any income allocable to that part) shall be distributed to him and to the extent forfeitable shall be forfeited by no later than the close of the immediately following Plan Year, and if further reductions are required to eliminate the total sum after the reduction described above, the same procedure shall be repeated with respect to each such next succeeding level of Highly Compensated Employees until Zimmer shall determine that the maximum permitted Actual Contribution Percentage for the group of Highly Compensated Employees will not be exceeded, provided that if at any step a lesser reduction would equal the total sum still to be eliminated, then only the lesser reduction amount shall be distributed or forfeited.

        Section 6.04. DOLLAR LIMITATION ON PRE-TAX CONTRIBUTIONS (a) The amount of Pre-Tax Contributions for a Participant for his taxable year shall be limited to the maximum amount permitted to be deferred as a Pre-Tax Contribution pursuant to the provisions of Sections 402(g)(1) and (5) of the U.S. Code and if the Participant is a Puerto Rico resident Participant, such other amount as provided under Puerto Rico Code Section 1165(e)(7), if less. Any Pre-Tax Contributions which would be considered to be excess deferrals shall be deemed distributed to the Employee in accordance with the rules of subsection (b) hereof and recontributed as an After-Tax Contribution by the Employee to the Plan for such Plan Year.

         (b) To the extent the Participant has made Pre-Tax Contributions to the Plan in excess of the amount set forth in subsection (a) (an "Excess Deferral"), such Excess Deferrals shall be deemed distributed to him no later than the 15th day of April following the end of the taxable year during which such Pre-Tax Contributions are made. If, for a taxable year, a Participant makes Pre-Tax Contributions to this Plan and to any other plan or arrangement, he may allocate the amount of any Excess Deferrals for such taxable year among such plans. No later than the first day of March following the close of the taxable year during which the Excess Deferrals are made, the Participant shall notify the Committee in writing of the amount of the Excess Deferrals allocated to this Plan. Such amount shall then be deemed distributed (including income thereon) and recontributed as an After-Tax Contribution by an Employing Company .

                                    ARTICLE 7

                             ROLLOVER CONTRIBUTIONS

        Section 7.01. "ROLLOVER CONTRIBUTION" shall mean a contribution to a plan which has been merged into this Plan which at the time made such contribution met the requirements of a rollover contribution under Section 402(c)(5) or Section 408(d)(3)(A)(ii) of the U. S. Code and Section 1165(b)(2).

        Section 7.02. INVESTMENT AND DISTRIBUTION OF ROLLOVER CONTRIBUTIONS. Any Rollover Contribution shall be held in a separate account, shall be invested in accordance with the direction of the Participant pursuant to Article 8, shall be distributed in the same manner and at the same time as described in Articles 11 and 13 with respect to a distribution to such Employee of benefits under the Plan, and shall be subject to the provisions of Article 21, to the extent applicable.

                                    ARTICLE 8

                        INVESTMENT CHOICES OF PARTICIPANT

        Section 8.01. ESTABLISHMENT OF INVESTMENT FUNDS. The Committee shall establish the Zimmer Stock Fund, and such other Investment Funds as it shall determine to be necessary or appropriate for the purpose of providing Participants with options for the investment of their Plan accounts and may, from time to time, (i) establish additional Investment Funds, (ii) liquidate (or provide that no new investments be made in) or change the permissible investments of existing Investment Funds, or (iii) open an Investment Fund which had previously been closed to new investments by Participants pursuant to
Section 8.01(ii) above. There shall also be established a Participant Loan Fund from which all loan proceeds shall be disbursed and to which the outstanding balance of, and accrued interest on, any outstanding loan shall be credited.

        Section 8.02. INVESTMENT ELECTIONS. Subject to the provisions of Section 8.08, each Participant shall make separate investment elections with respect to
(i) Pre-Tax Contributions, (ii) After-Tax Contributions, and (iii) Rollover Contributions. Such Participant shall direct, at the time the Participant elects to participate in the Plan, that the Pre-Tax Contributions, After-Tax Contributions and Rollover Contributions made on his behalf to the Plan be invested, in 1% increments, in any one or a combination of the Investment Funds. Investment elections given by a Participant shall continue in effect until changed by the Participant. A Participant may change an investment direction as to future Pre-Tax Contributions and After-Tax Contributions, as of the first day of the next payroll period (or as soon thereafter as administratively feasible) by giving Telephonic Notification.

        Section 8.03. ELECTION TO TRANSFER AMOUNTS BETWEEN INVESTMENT FUNDS. As of any Valuation Date, and subject to the provisions of Section 8.04 and 8.08, a Participant may direct that the amount in such Participant's account invested in any Investment Fund be liquidated in 1% increments and the proceeds invested in one or more of the Investment Funds in the manner the Participant shall designate. The provisions of this Section 8.03 shall also apply to a Participant, Former Participant, Inactive Participant or Beneficiary, whose account shall not have been distributed as provided in Section 13.02 or 13.03(a) and, with respect to the undistributed portion of his account, to a Former Participant or Beneficiary who has elected distribution of his account in installments as provided in Section 13.01(b) or Section 13.02 and any direction under this Section 8.03 shall be given by the Former Participant or Beneficiary by giving Telephonic Notification.

        Section 8.04. EMPLOYING COMPANY CONTRIBUTIONS AND THE ZIMMER STOCK FUND. Employing Company Contributions to the Plan made on behalf of a Participant on or after the Effective Date shall be invested in the Zimmer Stock Fund. The following amounts that are invested in the Zimmer Stock Fund may not be liquidated and invested in other Investment Funds as provided in Section 8.03:
(i) Employing Company Contributions made on or after the Effective Date, (ii) dividends and other distributions received by the Trustee that are attributable to Employing Company Contributions made on or after January 1, 1991 under the Bristol-Myers Squibb Plan, and (iii) any dividends and other distributions received by the Trustee that are attributable to the amounts described in (i) or
(ii). The foregoing notwithstanding, effective as of the date that a Participant attains age 55, such Participant may make a separate investment election with respect to future Employing Company Contributions in accordance with Section 8.02, and may elect to liquidate and invest any portion or all of such Participant's account invested in the Zimmer Stock Fund in accordance with
Section 8.03.

        Section 8.05. DIVIDEND REINVESTMENT. Dividends and other distributions received by the Trustee with respect to Zimmer Stock held in the Zimmer Stock Fund shall be invested in the Zimmer Stock Fund. Except as provided in Section 8.08, dividends, interest and other distributions received by the Trustee with respect to any other Investment Fund shall be invested in the same fund in which the investment yielding such dividend, interest or other distribution is held.

        Section 8.06. INVESTMENT OF QUALIFIED NONELECTIVE CONTRIBUTIONS. A Qualified Nonelective Contribution made on behalf of a Participant to correct an Administrative Error shall be invested in the Investment Fund determined by the Committee, until the Participant directs otherwise. A Qualified Nonelective Contribution made to satisfy the requirements of Sections 401(k)(3) and 401(m)(2) of the U.S. Code or Section 1165(e) of the Puerto Rico Code shall be invested in accordance with the Participant's current separate investment election applicable to

Pre-Tax Contributions. The portion of a Qualified Nonelective Contribution designated as an Employing Company Contribution shall be invested as provided in
Section 8.04.

        Section 8.07. INVESTMENT OF RECOVERED CLAIMS. In the event that the Plan receives a recovery from a claim filed by the Trustee for the benefit of the Plan and/or certain Participants and beneficiaries, the Committee shall, in its discretion, determine the accounts and the Investment Funds to be credited. To the extent possible, the Committee shall credit the accounts of Participants and beneficiaries on whose behalf the claim was made, but if such Participants and beneficiaries cannot be clearly identified or it is administratively unfeasible to so determine them, the Committee may, in its sole discretion, determine to benefit a class of Participants and beneficiaries which it deems represents such participants and beneficiaries. Where the recovery is related to an Investment Fund, the Committee may determine that such recovery shall be deposited in such Investment Fund (or the Investment Fund that most closely resembles such Investment Fund) for the benefit of the Participants and beneficiaries currently investing in such Investment Fund.

        Section 8.08. BRISTOL-MYERS SQUIBB STOCK FUND. The Committee shall establish the Bristol-Myers Squibb Stock Fund for the purpose of holding Bristol-Myers Squibb Stock that is transferred to the Plan from the Bristol-Myers Squibb Puerto Rico Plan. Participants may not direct that Pre-Tax Contributions, After-Tax Contributions, Rollover Contributions or any other contribution be invested in the Bristol-Myers Squibb Stock Fund. Participants may not elect that any amount liquidated in accordance with Section 8.03 be invested in the Bristol-Myers Squibb Stock Fund. Dividends and other distributions received by the Trustee with respect to Bristol-Myers Squibb Stock held in the Bristol-Myers Squibb Stock Fund shall be invested in the Zimmer Stock Fund.

        Section 8.09. INITIAL FREEZE PERIOD. During the period beginning on the Effective Date and ending on or about August 13, 2001 (or as soon as practicable thereafter), no distributions pursuant to Article 13, no loans or withdrawals pursuant to Article 12 and no inter-Investment Fund transfers pursuant to
Article 8 shall be processed. The existing account balances of active Zimmer Employees which were invested in the Bristol-Myers Squibb Puerto Rico Plan on the Effective Date shall be automatically transferred to the corresponding Investment Fund under this Plan as determined by the Committee.

                                    ARTICLE 9

               MAINTENANCE AND VALUATION OF PARTICIPANT'S ACCOUNT

        Section 9.01. MAINTENANCE OF SEPARATE ACCOUNTS. The Committee shall establish for each Participant separate accounts which shall reflect separately
(i) Pre-Tax Contributions, (ii) After-Tax Contributions (Post-1986), (iii) After-Tax Contributions (Pre-1987), (iv) Rollover Contributions, (v) Employing Company Contributions (pre-1991), (vi) Employing Company Contributions (post-1990), and (vii) Qualified Nonelective Contributions, and the investment return on each of the foregoing, and shall reflect any transfers to or transfers, withdrawals or distributions from such account.

        Section 9.02. VALUATION OF ACCOUNTS. The value of each Participant's account in an Investment Fund which consists solely of a single mutual fund registered under the Investment Company Act of 1940 shall be accounted for in shares of such mutual fund. Contributions and inter-Investment Fund transfers shall be converted into shares based on the fair market value of a share of each such Investment Fund on the Valuation Date applicable, and the number of shares in the affected Investment Funds shall be adjusted accordingly. The value of a Participant's account under the Plan invested in such Investment Funds shall be determined by multiplying the number of shares in each such Investment Fund held on his behalf by the fair market value of a share as of the relevant Valuation Date.

                                   ARTICLE 10

                                     VESTING

        Section 10.01. PRE-TAX CONTRIBUTIONS, AFTER-TAX CONTRIBUTIONS, QUALIFIED NONELECTIVE CONTRIBUTIONS AND ROLLOVER CONTRIBUTIONS FULLY VESTED. Amounts attributable to Pre-Tax Contributions or After-Tax Contributions from a Participant's Annual Benefit Salary or Wages, Qualified Nonelective Contributions, Rollover Contributions made by a Participant pursuant to Article 7 shall be fully vested in him at all times.

        Section 10.02. VESTING OF EMPLOYING COMPANY CONTRIBUTIONS. Except as provided in Sections 10.03, 10.04 or 10.05, the amount attributable to Employing Company Contributions credited to a Participant's account which is vested shall be a percentage of the total amount attributable to Employing Company Contributions credited to his account, determined on the basis of his Years of Service, according to the schedule below:

                Years of Service Completed         Vested Percentage
                        Less than 1                       -0-
                             1                            20%
                             2                            40%
                             3                            60%
                             4                            80%
                             5                            100%

        Section 10.03. EMPLOYING COMPANY CONTRIBUTIONS FULLY VESTED ON EFFECTIVE DATE. The above notwithstanding, as of the Effective Date, all amounts transferred from the Bristol-Myers Squibb Puerto Rico Plan to this Plan shall be 100% vested.

        Section 10.04. FULL VESTING UPON RETIREMENT OR DEATH. The above notwithstanding, a Participant shall be 100% vested in amounts attributable to Employing Company Contributions as provided in Article 13, but in no event later than upon his attaining age 65 while an Employee.

        Section 10.05. FULL VESTING UPON DISABILITY. In the case of a Participant or Inactive Participant who becomes entitled to receive disability benefits under a disability pay plan maintained by his Employing Company and with respect to whom an election under Section 415(c)(3)(C) of the U.S. Code has been made, amounts attributable to his Employing Company Contributions to match Basic Contributions from his disability payments shall be 100% vested. In the case of a Participant or Inactive Participant who becomes entitled to receive disability benefits under a long-term disability pay plan maintained by his Employing Company, amounts attributable to all Employing Company Contributions shall be 100% vested.

                                   ARTICLE 11

                METHOD OF PAYMENT UPON DISTRIBUTION OR WITHDRAWAL

         Section 11.01. METHOD OF PAYMENT. A distribution or withdrawal from a Participant's account shall be paid in the following manner:

         (a) With respect to amounts invested in the Zimmer Stock Fund or the Bristol-Myers Squibb Stock Fund, payment shall be made in cash; except that a Participant may elect, upon termination of employment or retirement or in a withdrawal described in Article 12 hereof, to receive Zimmer Stock or Bristol-Myers Squibb Stock in lieu of cash in an amount equal to the portion of his account balance which is invested in the Zimmer Stock Fund or Bristol-Myers Squibb Stock Fund respectively. If a Participant elects a distribution or withdrawal of Zimmer Stock or Bristol-Myers Squibb Stock, in the case of any fractional share, payment shall be in cash on the basis of the closing price per share of Zimmer Stock or Bristol-Myers Squibb Stock on the New York Stock Exchange on the Valuation Date as of which distribution or withdrawal is to be made. For the purposes of distribution and withdrawal, there shall be deemed to be in a Participant's account on the Valuation Date as of which distribution or withdrawal is to be made a number of shares of Zimmer Stock or Bristol-Myers Squibb Stock determined by dividing the total value of the amount invested in Zimmer Stock or Bristol-Myers Squibb Stock in such Participant's account on such Valuation Date by the closing price per share of Zimmer Stock or Bristol-Myers Squibb Stock on the New York Stock Exchange on such Valuation Date.

         (b) With respect to amounts invested in the Participant Loan Fund, such amounts shall be reduced by the amount of the loan then outstanding and with respect to any remaining amount, payment shall be in cash.

         (c) With respect to amounts invested in Investment Funds other than the Zimmer Stock Fund, the Bristol-Myers Squibb Stock Fund or the Participant Loan Fund, payment shall be in cash.

         Section 11.02. ANNUITY PAYMENTS. Notwithstanding Section 11.01, with respect to a Participant (including for purposes of this Section 11.02 an Inactive Participant or Former Participant) who has prior to the time of distribution of his account, pursuant to Sections 13.01, 13.02 or 13.03, elected an annuity form of payment, the Committee shall direct the Trustee to purchase for such Participant an annuity, which may provide for a continuance of annuity payments after the Participant's death to a beneficiary, in such amount as may be purchased with an amount equal to the cash amount such Participant would otherwise have been entitled to receive (the "Annuity Purchase Amount"), provided that if such Participant is married on the date on which distribution is to be made, the Committee shall direct the Trustee to purchase for such Participant an annuity in accordance with the provisions of Section 11.03(a) unless the Participant has made an effective election pursuant to Section 11.03(c). If the beneficiary under the annuity contract is other than the Participant's spouse, the actuarial value of the benefit (at the time the contract is purchased) payable to the Participant shall be greater than the actuarial value of the benefit payable to the beneficiary.

         Section 11.03. QUALIFIED JOINT AND SURVIVOR ANNUITY. (a) If an annuity is to be purchased pursuant to Section 11.02 for a Participant (including for purposes of this Section 11.03 an Inactive Participant or former Participant) and the Participant is married as of the date on which distribution is to be made, the Committee shall direct the Trustee to purchase with the Annuity Purchase Amount applicable to such Participant an annuity which shall be in the form of a "qualified joint and survivor annuity" pursuant to which such Participant will receive monthly payments commencing on his retirement date, or attainment of his normal retirement date in the case of distribution pursuant to
Section 13.01, and continuing during his life with the provision that after his death, 50% of the amount of his monthly payments will continue during the life of and be paid to his spouse, if such spouse shall survive him. A purchase of a qualified joint and survivor annuity by the Trustee will not be directed as provided in this paragraph (a) with respect to a married Participant who has elected not to take a qualified joint and survivor annuity in accordance with the provisions of Section 11.03(c), accompanied by the required written consent of the spouse of such Participant.

         (b) If a distribution is to be made pursuant to Section 13.02 by reason of the death of a Participant and the Participant had elected the purchase of an annuity contract in the event of his death, and at the time of his death is survived by his spouse, the Committee shall direct the Trustee to purchase with the Annuity Purchase Amount applicable to such Participant an annuity for the life of his surviving spouse which may provide for payment for a term certain or a modified cash refund.

         (c) A Participant may elect not to have benefits paid in the manner set forth under Sections 11.02, 11.03(a) or (b) and to have benefits paid as provided in Article 13. A Participant may also subsequently revoke any such election. Such an election or revocation must be made in the form and manner prescribed by the Committee and shall be effective only if made during the applicable following periods:

                  (i) In the case of a benefit described in Sections 11.02 and 11.03(a), the 90 day period ending on the day reduced annuity payments to the Participant commence (or where applicable, such extended period as may be required under regulations promulgated by the Secretary of the Treasury);

                  (ii) In the case of a benefit described in Section 11.03(b), the period beginning with the first day of the Plan Year in which the Participant attains age 35 and ending on the date of his death, but in the case of a Participant whose employment with the Employing Company has terminated, the period shall begin not later than the day his employment with the Employing Company terminates.

         A Participant's election to waive a qualified joint and survivor annuity under Section 11.03(a) or his election to waive the survivor's benefit under Section 11.03(b) shall be effective only if it is accompanied by the written consent of his spouse who is entitled to receive such a survivor annuity. Such written consent shall acknowledge the effect of the election and must be witnessed by a representative of the Committee or by a Notary Public. However, such written consent is not necessary if: (1) there is no spouse, (2) the written consent cannot be obtained because the spouse cannot be located, or
(3) there exists any other circumstances that, under rules established by the U.S. Secretary of the Treasury, relieve a Participant from the requirement of obtaining the consent of his spouse. Within the period prior to commencement of annuity payments to the Participant (as established under regulations promulgated by the U.S. Secretary of the Treasury), each Participant shall be furnished with a written explanation of the terms and conditions of the survivor annuities described under Sections 11.02, 11.03(a) and (b). Such explanation shall also describe the Participant's right to make (or revoke), and the general financial effect of, an election not to receive benefits in a manner described under such paragraphs, the requirement that the consent of his spouse be obtained before he can make the election described above with respect to such spouse, and the rights of his spouse. With regard to the survivor annuities described in Section 11.03(b), such explanation shall be provided during the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the last day of the Plan Year preceding the Plan Year in which he attains age 35, except that if an Employee becomes a Participant on or after the date in which he attains age 35, such explanation shall be provided as soon as it is practicable to do so after the date on which such Employee becomes a Participant under the Plan.

                                   ARTICLE 12

                             WITHDRAWAL FROM ACCOUNT

         Section 12.01. WITHDRAWAL OF AFTER-TAX CONTRIBUTIONS, EMPLOYING COMPANY CONTRIBUTIONS, AND ROLLOVER CONTRIBUTIONS. Subject to the provisions of this
Article 12 and to the first sentence of Section 11.01(a), a Participant (which term for purposes of this Article 12 shall include an Inactive Participant) who remains in employment may make withdrawals from his account of Employing Company Contributions, After-Tax Contributions and Rollover Contributions, and earnings and appreciation thereon, no more than a total of four (4) times in any one Plan Year (other than a withdrawal made pursuant to Sections 12.03 or 12.04). Any withdrawal by a Participant shall be counted as a withdrawal under the preceding sentence unless such withdrawal is made pursuant to Sections 12.03 or 12.04 of the Plan. Withdrawals pursuant to this Section 12.01 shall be made in the following order of priority:

         (a) FIRST, from After-Tax Contributions, an amount which shall not exceed the lesser of (i) the amount of all After-Tax Contributions from his Annual Benefit Salary or Wages (but not any earnings thereon), adjusted for the amount of any previous distributions or withdrawals which have been made from the Plan up to but not exceeding the amount of such After-Tax Contributions, or
(ii) the amount in his account attributable to such After-Tax Contributions.

         (b) SECOND, the earnings and appreciation on such After-Tax Contributions, so long as the Participant has withdrawn or requested withdrawal of the entire amount available to him under paragraph (a) of this Section 12.01, which amount shall not exceed the total of (i) the lesser of (x) the amount of all After-Tax Contributions from his Annual Benefit Salary or Wages (but not any earnings thereon), adjusted for the amount of any previous distributions or withdrawals which have been made with respect to his After-Tax Contributions or
(y) the amount in his account attributable to such After-Tax Contributions and
(ii) the amount in his account attributable to the earnings and appreciation on such After-Tax Contributions.

         (c) THIRD, from Rollover Contributions plus earnings and appreciation thereon, so long as the Participant has withdrawn or requested withdrawal of the entire amount available to him under paragraphs (a) and (b) of this Section 12.01, which shall not exceed the amount in his account attributable to Rollover Contributions plus earnings and appreciation thereon.

         (d) FOURTH, from Employing Company Contributions plus earnings and appreciation thereon, so long as the Participant has withdrawn or requested withdrawal of the entire amount available to him under paragraphs (a), (b) and
(c) of this Section 12.01, which shall not exceed the amount in his account attributable to Employing Company Contributions plus earnings and appreciation thereon. Except for withdrawals because of financial emergencies made under
Section 12.04 of this Plan, a Participant may not make a withdrawal under this subsection (d) unless (i) he has been a participant in the Plan or the Bristol-Myers Squibb Puerto Rico Plan for sixty (60) months and is 100% vested in the total amount in his account, and (ii) he has not made a withdrawal under this Section or any predecessor provision during the calendar year. No Employing Company Contributions will be made for six months following a withdrawal under this Section 12.01(d) unless the Participant has demonstrated a Financial Hardship (as provided in Section 12.03) or a Financial Emergency (as provided in
Section 12.04).

         (e) Qualified Nonelective Contributions plus earnings and appreciation thereon may not be withdrawn at any time on account of hardship.

         Section 12.02. MANNER OF MAKING WITHDRAWAL. A Participant may make withdrawals from his account pursuant to Section 12.01 by giving Telephonic Notification to the Administrative Agent. A Participant may make withdrawals from his account pursuant to Sections 12.03 and 12.04, effective as of the Valuation Date following approval by the Committee or its designee of such withdrawal, by giving at least thirty days (or such lesser number of days as the Committee may specify) prior written notice to his Employing Company on a form provided by it for such purpose. Payment to a Participant pursuant to a withdrawal election shall be made in cash (except as provided in Section 11.01(a)) as soon as practicable thereafter and shall be made pro rata from the Investment Funds, including the Zimmer Stock Fund, in which the Participant's account is invested. A withdrawal under this Article 12 shall be in an amount of not less than $300 or for the total amount available for withdrawal under a particular withdrawal category.

         Section 12.03. WITHDRAWALS OF PRE-TAX CONTRIBUTIONS (a) A Participant may, upon proof of Financial Hardship satisfactory to the Committee, elect to withdraw such portion of his account that is attributable to his Pre-Tax Contributions (excluding earnings and appreciation attributable thereto after December 31, 1988) as is needed on account of such Financial Hardship provided he (i) has withdrawn to the maximum extent possible all amounts enumerated in Section 12.01(a)-(d) hereof, (ii) has taken a nontaxable loan from the Plan to the maximum extent possible, and (iii) has not attained age 59 1/2 and is not disabled and entitled to receive disability payments under a disability pay plan maintained by his Employing Company. Withdrawals under this Article 12 shall be permitted, according to the specific rules adopted by the Committee which shall be uniformly applied and consistently followed. The term "Financial Hardship" means an immediate and heavy financial need of the Participant resulting from: (1) the purchase of a primary residence;
(2) tuition expenses for the next semester or quarter for post-secondary education for the Participant or his dependents; (3) payments to prevent eviction or foreclosure on the Participant's primary residence; (4) medical expenses not covered by insurance for the Participant or his dependents; or (5) any other hardship consistent with regulations or other guidelines issued by the Internal Revenue Service or the Puerto Rico Department of Treasury. A Financial Hardship withdrawal hereunder is limited to the amount of actual financial need that is unavailable to the Participant from the Participant's other sources. The Committee may require the Participant to furnish a financial statement disclosing the amount of liquid assets otherwise available to him. The determination with respect to the Financial Hardship shall be made by the Committee, shall be made on a non-discriminatory basis, and applied uniformly to all Participants under similar circumstances. The Committee will make a determination that a withdrawal is necessary to meet a Financial Hardship of a Participant provided that the Participant satisfies one of the following:

                  (i) The Participant certifies that the Financial Hardship will place him and his immediate family in heavy financial need and that the need cannot be relieved:

                  (1) through reimbursement or compensation by insurance or otherwise,

                  (2) by reasonable liquidation of his assets, to the extent such liquidation would not itself cause an immediate and heavy financial need,

                  (3) by cessation of his Pre-Tax Contributions and After-Tax Contributions to the Plan, or

                  (4) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by Zimmer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

                  (ii)     The Participant satisfies the following conditions:

                  (1) the Participant has obtained all other available distributions and nontaxable loans available under this Plan or any other plan maintained by an Employing Company,

                  (2) for the twelve month period following the Financial Hardship withdrawal all Pre-Tax Contributions under this Plan or any other plan maintained by an Employing Company shall be suspended, and

                  (3) the maximum Pre-Tax Contribution for the Plan Year following the Plan Year in which the Financial Hardship withdrawal occurs is reduced by the amount of a Participant's Pre-Tax Contributions and After-Tax Contributions made in the Plan Year in which the Financial Hardship withdrawal occurred.

         (b) A Participant who has attained age 59 1/2, who is disabled and entitled to receive disability payments under a disability pay plan maintained by his Employing Company, who is no longer employed by any Employing Company or Affiliate (a "terminated vested Participant") or who is retired may withdraw, in whole or in part (in $50.00 increments), his Pre-Tax Contributions and earnings and appreciation thereon (provided he has withdrawn to the maximum extent possible all amounts enumerated in Section 12.01(a)-(d) hereof) in an amount of cash specified by the Participant which shall not exceed the total of (i) the lesser of (x) the amount of all Pre-Tax Contributions from his Annual Benefit Salary or Wages (but not any earnings thereon), adjusted for the amount of any previous distributions or withdrawals which have been made with respect to such Pre-Tax Contributions, or (y) the amount in his account attributable to such Pre-Tax Contributions and (ii) the amount in his account attributable to the earnings and appreciation on Pre-Tax Contributions. A Participant other than a terminated vested Participant or a retired Participant may make no more than a total of four withdrawals in any one Plan Year from his Pre-Tax Contributions under the Plan other than a withdrawal made under Section 12.03(a) or 12.04.

         Section 12.04. WITHDRAWAL BECAUSE OF FINANCIAL EMERGENCY. If a Participant shall establish to the satisfaction of the Committee in accordance with principles and procedures established by the Committee which are applicable to all persons similarly situated that a withdrawal to be made by him pursuant to this Article 12 is to be made by reason of a financial emergency such as extraordinary medical expense incurred by reason of illness of the Participant or a member of his immediate family, educational expense of a member of the Participant's immediate family or the need for funds to be used for the purchase of a home for the Participant, the suspension period prescribed by Section 12.01(d) shall not be applicable to such withdrawal and the Committee shall waive the annual withdrawal limitation prescribed by Section 12.01(d). The term "financial emergency" shall not include the loss of an opportunity to realize monetary gain.

         Section 12.05. LOANS TO PARTICIPANTS. Upon Telephonic Notification to the Administrative Agent a Participant who is an Employee may request a loan from the Participant Loan Fund. As soon as practicable after receipt of a loan request containing all required information (subject to, in the case of loans for a period in excess of 60 months, the completion of such documentation as the Committee may require and approval by the Committee) such loan shall be granted, subject to the following terms and conditions:

         (a) The minimum amount of any loan hereunder shall be $1,000. The maximum amount of any loan hereunder (when added to the outstanding balance or all other loans from the Plan) shall be the lesser of (i) fifty percent (50%) of the Participant's entire vested interest under the Plan, determined as of the Valuation Date coinciding with or next preceding the date of the loan request, and (ii) $50,000, reduced by the excess (if any) of (A) the highest outstanding balance of loans from the Participant during the one-year period ending on the day before the loan was made, over (B) the outstanding balance of loans from the Plan on the date of the loan.

         (b) The interest rate charged on a loan made pursuant to this Section
12.05 for any calendar month shall be a rate fixed by the Committee at the time the loan is made in accordance with its loan administrative procedures. In no instance shall the rate of interest exceed that permitted by law.

         (c) The principal amount of each loan must be repaid within a period permissible under the Committee's loan administrative procedures through equal periodic payments of principal (not less frequently than quarterly), together with interest on the unpaid principal amount at the rate determined in accordance with Section 12.05(b). With the exception of a loan used to purchase a principal residence for a Participant, the repayment period shall not exceed 60 months.

         (d) A Participant who has made repayments with respect to an outstanding loan from the Plan for a period of at least 12 calendar months may prepay the entire outstanding balance of such loan at any time (but may not make a partial prepayment).

         (e) Each loan to a Participant shall be secured by fifty percent (50%) of his entire vested interest under the Plan.

         (f) No distribution shall be made to any Participant or Inactive Participant, Former Participant or to a Beneficiary unless and until all unpaid loans, including accrued interest thereon, have been liquidated. If the loan is not repaid, the outstanding loan principal and accrued interest shall be treated as a distribution to the Participant.

         (g) On the date the loan is made, if the Participant is (i) married and
(ii) has elected an annuity form of payment on or prior to such date, pursuant to Sections 11.02 and 11.03 of the Plan, the written consent of the spouse who is entitled to receive such survivor annuity shall be required. Such written consent must be witnessed by a representative of the Committee or by a Notary Public.

         (h) Upon repayment by a Participant of the principal and interest of any loan, whether in whole or in part, amounts credited to the Participant Loan Fund shall to the extent of such repayment be reduced, and the cash received shall be reinvested in accordance with the then current investment directions of the Participant applicable to the contributions which were the source of loan.

         (i) Each Participant to whom a loan is made agrees, by endorsement of the check representing the proceeds of the loan, (i) that such loan shall be secured by fifty percent (50%) of his entire vested interest in the Plan, (ii) to repay such loan as provided herein by payroll deduction or otherwise and
(iii) that he accepts the terms and conditions of such loan as set forth herein and/or as disclosed by the Committee. Loans for a term of not more than 60 months may be effectuated by Telephonic Notification. If, within three days after receipt of the check representing the proceeds of the loan the Participant decides not to enter into such loan, he shall return the proceeds of the loan to the Trustee, such loan shall be immediately canceled, and the funds segregated for such loan shall be reinvested as soon as practicable in the Investment Fund from which funds were withdrawn for the purpose of making such loan.

         (j) The Committee may prescribe such other terms and conditions for loans not inconsistent with the foregoing requirements as the Committee deems appropriate.

                                   ARTICLE 13

                   DISTRIBUTION UPON TERMINATION OF EMPLOYMENT

        Section 13.01. RETIREMENT. (a) If a Participant or Inactive Participant retires pursuant to a retirement plan of an Employing Company or an Affiliate, he may elect, in the form and manner prescribed by the Committee, to receive distribution of his entire account (regardless of the number of his Years of Service) in a single payment upon retirement as provided in Section 13.04. If a Participant or Inactive Participant retires as set forth above and fails to make such election prior to his retirement, payment in respect of his account will be made in a single sum as of the Valuation Date concurrent with or immediately following (i) his attainment of age 65, or (ii) his retirement if his retirement is at or after age 65. For purposes of this Article 13, a Participant shall be considered fully vested with respect to Employing Company Contributions, irrespective of his Years of Service, when he attains age 65 or at his early retirement under a Zimmer pension plan. For purposes of this Plan, any Employee who terminates his employment after attaining age 55 with ten years of service will be deemed to have terminated his employment due to early retirement.

         (b) If the value of a Participant's vested account balance (determined as of the applicable Valuation Date) is more than $5,000, in lieu of a single payment as provided in Section 13.01(a), a Participant (which term shall include for purposes of this Section 13.01(b) an Inactive Participant) may elect to receive payment with respect to his account either (i) in a single payment as of the last Valuation Date of any month subsequent to his retirement date as he shall specify, (ii) over a period specified by him not exceeding 15 years, in annual installments consisting of an amount approximately equal to the amount in his account divided by the number of installments then remaining (including the installment in question) each year, payable commencing as of the last Valuation Date of any month following such retirement and as of the last Valuation Date of the same month in each year thereafter until payment of all such installments are made in the manner and on the basis of valuation provided for in Section
11.01 ("15 year installment method") or (iii) through the purchase of an annuity.

         (c) A former Participant who is entitled to a deferred vested benefit under the Plan may, upon attainment of the age required for retirement under a retirement plan of the Employing Company or of a subsidiary or an affiliate of the Employing Company, elect to receive payment with respect to his account either (i) in a single payment as of a Valuation Date subsequent to his attainment of such age, (ii) over the 15 year installment method, or (iii) through the purchase of an annuity.

         (d) Any payment pursuant to Sections 13.01(b) and (c) shall be subject to the following:

                  (i) no single sum payment may be made and no payment in installments shall commence later than the date upon which payments must commence under the provisions of Section 13.04(b),

                  (ii) if pursuant to a Participant's election, payment of installments shall commence after the Participant's attainment of age 65, then the specified payment period shall not exceed such period as determined by the Committee which, on an actuarial basis, (A) will provide that the present value of the payments to be made to the Participant is more than fifty percent (50%) of the present value of the total payments to be made to the Participant and his beneficiaries and (B) will not extend beyond the life expectancy of such Participant and his designated beneficiary.

         (e) An election under Sections 13.01(b) and (c) shall be made on a form to be provided for that purpose and shall be signed by the Participant and delivered to the Employing Company at any time before or after his retirement. A Participant who has elected to defer payment of his account or to receive installment payments may at any time change his election by giving at least thirty (30) days prior written notice and either accelerate or defer within the limitations prescribed by Sections 13.01(b) or (c) the time or payment of part or all of the remaining amounts in his account. If a Participant should die before complete payment of his account in accordance with Sections 13.01(b) or
(c), the amount remaining in his account at his death shall be distributed as soon as practicable in accordance with Article 18 unless such Participant or Inactive Participant had elected installment payments and had further elected that upon his death prior to receipt of all such amounts, such installment payments shall be continued to the person or persons entitled to distribution in accordance with Article 18 until payment of all remaining installments have been made. In no event shall the amount remaining in the Participant's account at his death be distributed to the person or persons entitled to distribution in accordance with Article 18 less rapidly than under the method of distribution being used as of the date of the Participant's death. The purchase of an annuity shall be treated as the complete distribution of the balance of the account of the Participant. In the event a Participant had elected installment payments but had not made a further election, then if the Participant dies before complete payment of his account, installment payments may be continued to the person or persons entitled to distribution in accordance with Article 18 until payment of all remaining installments are made. In no event shall the amounts remaining in the Participant's account at his death be distributed to the person or persons entitled to distribution in accordance with Article 18 less rapidly than under the method of distribution being used as of the date of the Participant's death.

        Section 13.02. DEATH. In the event of the death of a Participant or Inactive Participant, the amount in his account as of the Valuation Date of distribution (regardless of the number of his Years of Service) will, except as otherwise provided in Sections 13.02(c), (d) or (e), be:

         (a) distributed in accordance with Article 18,

         (b) applied to the purchase of an annuity as provided in Section 11.03(b), or

         (c) if the Participant or Inactive Participant shall have so elected prior to his death:

                  (i) distributed in accordance with Article 18 over a period of not less than two years nor more than five years (as the Participant or Inactive Participant shall have elected) in annual installments consisting of an amount approximately equal to the amount in the Participant's account divided by the number of installments then remaining (including the installment in question), or in lieu thereof,

                  (ii) applied to the purchase of an annuity (if available in the light of the amount to be used for the purchase) for the life of each of the Participant's or Inactive Participant's surviving designated Beneficiary or of such person or persons, other than the Participant's executors or administrators, as may be entitled to distribution in accordance with Article 18, which annuity may provide for a term certain (not to exceed a period equal to the life expectancy of the Participant's designated Beneficiary) or a modified cash refund,

         (d) if the Participant or Inactive Participant has not prior to his death made an election in accordance with Section 13.02(c), the Participant's or Inactive Participant's surviving designated Beneficiary or person or persons entitled to distribution in accordance with Article 18 may, within 60 days after the death of the Participant or Inactive Participant, elect that all of the amounts in the account of the deceased Participant or Inactive Participant be applied in accordance with Section 13.02(c)(ii) as soon as practicable after receipt of such election to the purchase of an annuity), or, in lieu thereof, if the Committee shall approve, be distributed over a period of not less than two years nor more than five years (as the surviving designated Beneficiary or other person or persons entitled to distribution shall elect) in annual installments consisting of an amount equal to the amount in the Participant's account divided by the number of installments then remaining (including the installment in question), or

         (e) with respect to a distribution of the amount in a Participant's or Inactive Participant's account due to his death, amounts may not be applied to the purchase of an annuity where the Participant's or Inactive Participant's surviving designated Beneficiary or person or persons entitled to distribution in accordance with Article 18 is someone other than his surviving spouse, unless the Committee shall have received the written consent of the Participant's spouse in accordance with Section 11.03(c).

         Notwithstanding anything in this Section 13.02 to the contrary, if the Participant's vested account balance is not more than $5,000, distribution of his vested account balance under this Section 13.02 shall be made in a single payment as soon as practicable to the person or persons entitled to distribution in accordance with Article 18. In the case that distribution is to be made in installments to the Participant's or Inactive Participant's designated Beneficiary or person or persons entitled to distribution in accordance with
Article 18, such designated Beneficiary or person or persons may, within 60 days after the death of the Participant or Inactive Participant, elect that commencement of such distribution be delayed to a future Valuation Date; provided, however, that the account of the deceased Participant or Inactive Participant shall be distributed within five years after the death of such Participant or Inactive Participant. If any person entitled to a distribution which is to be made in installments shall die before all installments to which he is entitled to have been received by him, the remaining installments shall be paid to his executor or administrator. An election by a Participant or Inactive Participant in accordance with Section 13.02(c) shall be made in the form and manner prescribed by the Committee and may be similarly revoked at any time prior to his death. An election in accordance with
Section 13.02(d) shall be made in the form and manner prescribed by the Committee.

         Section 13.03. TERMINATION OF EMPLOYMENT FOR ANY REASON OTHER THAN RETIREMENT OR DEATH. (a) If the employment of a Participant or Inactive Participant terminates for any reason other than retirement, death or transfer to any subsidiary or affiliate of the Employing Company which has not adopted the Plan, the vested amount in his account shall continue to be held in his account for his benefit and shall be distributed in accordance with Article 11, or Article 18 in the event of his death, at the earlier of (i) his normal retirement date pursuant to a retirement plan of an Employing Company , or a subsidiary or affiliate of an Employing Company which has not adopted the Plan, or (ii) his death unless either (1) his vested account balance (determined as of Valuation Date on which the Participant's or Inactive Participant's employment terminated) is not more than $5,000, in which case distribution of his vested account balance shall be made to him in a single payment as soon as practicable as provided in Section 13.04, or (2) his vested account balance (determined as of the Valuation Date on which the Participant's or Inactive Participant's employment terminated) is more than $5,000, and the Participant or Inactive Participant has elected, on a form prescribed by and filed with the Committee at any time before or after employment, that distribution of his vested account balance may be made to him (i) in a lump sum as soon as practicable or (ii) through the purchase of an annuity. If distribution is to be made in accordance with this paragraph (a) on account of the death of the Participant or Inactive Participant then, instead of a single distribution in accordance with Article 18, distribution shall be made either in accordance with Section 13.02(c) or (d) if appropriate and timely election has been made in accordance with either of such Sections, but subject to the provisions of Section 13.02(e). Notwithstanding any Plan provision to the contrary, in the event of a sale or disposition by Zimmer or by an Affiliate to a purchaser, which is an unrelated employer within the meaning of U.S. Treas. Reg. ss. 1.401(k)-1(d)(4)(iv)(B), of all or substantially all of the assets used in a trade or business by Zimmer or of the shares of a subsidiary, no termination of employment will occur on the date of such sale or disposition with respect to a Participant who continues in employment with such unrelated employer where the purchaser agrees in connection with the sale or disposition to maintain the Plan as it applies to such Participant and be substituted for Zimmer as the sponsor of the Plan or to establish a defined contribution plan that is qualified under Section 401(a) of the U.S. Code and Section 1165(a) of the Puerto Rico Code to which assets in the amount of the Participant's account balance under the Plan will be transferred.

         (b) Upon a Participant's or Inactive Participant's termination of employment as provided in paragraph (a), his account balance attributable to Employing Company Contributions which has not vested in accordance with Article 10 shall be forfeited provided that (i) upon his reemployment as an Employee prior to five consecutive One Year Breaks in Service if he has not received distribution of his account, or (ii) upon his reemployment as an Employee and repayment of the distribution as provided in Section 13.06(a) if he has received distribution of his account, an Employing Company shall restore to his account an amount equal to the amount which at the date of termination of his employment was not vested and was forfeited. Such amount shall be invested in the Zimmer Stock Fund and shall constitute the beginning balance in the Participant's account attributable to Employing Company Contributions.

         Section 13.04. TIMING OF DISTRIBUTIONS. (a) For purposes of distributions under Sections 13.01 and 13.03, if employment is terminated, distribution in accordance with such Sections will be made in respect of amounts in the Participant's or Inactive Participant's account as soon as practicable after the Valuation Date corresponding with or immediately preceding the event covering such distribution. Such amounts shall be valued for distribution purposes in accordance with Section 11.01.

         (b) Notwithstanding any other provision of the Plan with respect to the time of making a distribution under the Plan but subject to the last sentence of this subsection (b), unless the Participant or Inactive Participant elects otherwise pursuant to the provisions of the Plan, a distribution to be made in accordance with Section 13.01 or 13.03 shall be made or commenced no later than the 60th day next following the close of the calendar year in which the Participant attains age 65, or, if later, his employment with an Employing Company or an Affiliate to which he was transferred in accordance with Article 14, is terminated. Notwithstanding anything in the Plan to the contrary, the distribution of the vested account balance of a Participant, Inactive Participant or Former Participant, including incidental death benefits under
Section 401(a)(9)(G) of the U.S. Code, if any, may be made under a method of payment which, as of the "required beginning date" (as defined in Section 401(a)(9) of the U.S. Code and applicable regulations promulgated thereunder), satisfies the minimum distribution requirements under Section 401(a)(9) of the U.S. Code and any applicable regulations.

                  (i) With respect to a Participant, Inactive Participant or Former Participant who attains age 70 1/2 before January 1, 1988 and who, at no time at or after attaining age 66 1/2, was a 5-Percent Owner, the required beginning date shall be no later than the April 1 of the calendar year following the calendar year in which he attains age 70 1/2 or the calendar year in which he retires, whichever is later. For purposes of this Section, 5-Percent Owner shall have the same meaning as that set forth in section 416(i) of the U.S. Code and applicable regulations.

                  (ii) With respect to a Participant, Inactive Participant or Former Participant who attains age 70 1/2 after December 31, 1987 but before the Transition Period, the required beginning date shall be no later than the April 1 of the calendar year following the calendar year in which he attains age 70 1/2. For purposes of this Section, the Transition Period is the period beginning on January 1, 1997 and ending on December 31, 1999.

                  (iii) During the Transition Period, each Participant or Inactive Participant who attained age 70 1/2 while employed by an Employing Company and who was not a 5-Percent Owner shall elect a required beginning date that is no later than the April 1 of the calendar year following the calendar year in which he attains age 70 1/2 or his retirement date.

                  (iv) Each Participant, Inactive Participant or Former Participant who attains age 70 1/2 on or after January 1, 2000 and who is not a 5-Percent Owner shall have a required beginning date that is no later than the April 1 of the calendar year following the later of the calendar year in which such Participant attains age 70 1/2 or his retirement date.

                  (v) For each Participant, Inactive Participant or Former Participant who is a 5-Percent Owner, the required beginning date shall be no later than the April 1 of the calendar year following the calendar year in which he attains age 70 1/2.

                  With respect to distributions under the Plan made on or after the Effective Date for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001 (the "2001 Proposed Regulations"), notwithstanding any provision of the Plan to the contrary. If the total amount of required minimum distributions made to a Participant for 2001 prior to the Effective Date is equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such participant for 2001 on or after such date. If the total amount of required minimum distributions made to a Participant for 2001 prior to the Effective Date is less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. This provision shall continue in effect until the last calendar year beginning before the effective date of the final regulations under section 401(a)(9) or such other date as may be published by the Internal Revenue Service.

         Section 13.05. USE OF FORFEITURES. Except as provided in Section 13.08, all amounts forfeited under the Plan by a Participant shall be applied as a credit to reduce subsequent contributions of an Employing Company by which the Participant is employed at the time of forfeiture. In the event the Plan is terminated, any forfeiture not applied prior thereto to reduce an Employing Company Contributions shall be credited ratably to the accounts of its participating employees in proportion to the amount of its contributions to such accounts for the last month with respect to which it made contributions.

         Section 13.06. REINSTATEMENT OF ACCOUNTS. (a) If a Participant or Inactive Participant who terminates employment receives a distribution of his account pursuant to Section 13.03 which is less than the entire balance in his account as of the date of such distribution and if prior to incurring five consecutive One Year Breaks-in-Service he is reemployed by an Employing Company as an Employee, he may, within thirty days after his reemployment (which shall, for the purposes of this paragraph (a), include reinstatement to status as a disabled Employee), repay in cash to the Trustee an amount equal to the cash he received and an amount equal to the value (as of the Valuation Date on which his termination of employment occurred) of Zimmer Stock distributed to him. The amount repaid shall, to the extent practicable, be invested by the Trustee in such types of investments, and the types of investments shall be in such proportion, as the account of the Participant or Inactive Participant shall have been invested on the date as of which his account was distributed to him. Such amounts shall be allocated to the Participant's or Inactive Participant's Employing Company Contributions account and to the account attributable to his After-Tax Contributions in the same proportion as was the amount in one account to the amount in the other account which was redeemed to make distribution of his accounts, and the amounts so allocated shall constitute the beginning balances in such accounts. Any non-vested amount in his account at the time of termination of his employment which shall be restored to his account as provided in Section 13.03(b) shall constitute the beginning balance in his account attributable to Employing Company Contributions.

         (b) If a Participant or Inactive Participant who terminates employment receives a distribution of his account pursuant to Section 13.03 which represents the full value of his account as of the date of such distribution and if prior to incurring 5 (five) consecutive One Year Breaks-in-Service he is reemployed by an Employing Company as an Employee, he may, within 30 days after his reemployment, repay in cash to the Trustee an amount equal to the cash he received and an amount equal to the value (as of the Valuation Date on which his termination of employment occurred) of Zimmer Stock distributed to him. The amount repaid shall be invested by the Trustee in such Investment Funds as determined by the Participant and in the manner specified by the Committee, provided that any Employing Company Contributions so reinvested shall be invested in the Zimmer Stock Fund. Such amounts shall be allocated to the Participant's or Inactive Participant's Employing Company Contributions account and to his account attributable to his After-Tax Contributions in the same proportion as was the amount in one account to the amount in the other account which was redeemed to make distribution of his accounts, and the amount so allocated shall constitute the beginning balances in such accounts.

         Section 13.07. PAYMENT OF ELIGIBLE ROLLOVER DISTRIBUTIONS. Any individual who is entitled to receive a distribution of benefits under the Plan (excluding any Beneficiary who is not the Participant's surviving spouse but including any Participant's spouse or an alternate payee under a qualified domestic relations order within the meaning of Section 414(p) of the U.S. Code) may elect to have all or a portion of the taxable amount of such benefit distribution that qualifies as an eligible rollover distribution under Section 402(c)(4) of the U.S. Code paid directly to a single eligible retirement plan specified by such individual. For purposes of this Section 13.07, an "eligible retirement plan" is an individual retirement account described in Section 408(a) of the U.S. Code, an individual retirement annuity described in Section 408(b) of the U.S. Code (other than an endowment contract), an annuity plan described in Section 403(a) of the U.S. Code or a plan that is qualified under Section 401(a) of the U.S. Code, the terms of which permit acceptance of such direct rollover distributions. Notwithstanding the foregoing, in the case of an eligible rollover distribution to the surviving spouse of a Participant, an "eligible retirement plan" is an individual retirement account or individual retirement annuity. The Committee shall establish uniform procedures for making such direct rollover elections. If a distribution is one to which Sections 401(a)(11) and 417 of the U.S. Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the U.S. Income Tax Regulations is given, provided that:

         (a) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

         (b) the Participant, after receiving the notice, affirmatively elects a distribution.

         Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a distributee's election under this Plan, a distributee who is a Puerto Rico resident Participant may request, at the time and in the manner prescribed by the Committee, to have the entire portion of a distribution from the Plan paid directly to a "Puerto Rico Eligible Retirement Plan" (as defined below) in a direct rollover. For purposes of this section, the term "Puerto Rico Eligible Retirement Plan" means a qualified trust described in Section 1165(a) of the Puerto Rico Code and an individual retirement account or annuity described in Sections 1169(a) and (b) of the Puerto Rico Code, respectively, that accepts the rollover distribution.

         Section 13.08. INABILITY TO LOCATE PAYEE. Where amounts become distributable under the Plan and the Committee is unable, for a period of twenty-four months from the date the Participant's account becomes eligible for distribution, to locate the Participant or Beneficiary to whom the distribution is payable, all such amounts shall be reallocated among the other Participants as of the last day of such month. In the event the Participant or his Beneficiary thereafter makes proper claims to the Committee, the amount payable to such Participant or Beneficiary shall be distributable from amounts forfeited by other Participants in accordance with Section 13.03(b) of the Plan.

         Section 13.09. TERMINATED VESTED PARTICIPANTS. In the case of any Former Participant who has not received a distribution of the vested account balance pursuant to any section of this Plan, such Former Participant may elect to make withdrawals during the period of deferral in the same manner and in the same priorities as withdrawals may be made by a Participant or Inactive Participant who remains in employment pursuant to Article 12. Notwithstanding the election by a Former Participant to make withdrawals during the period of deferral pursuant to this Section 13.09, the method of payment upon withdrawal shall be as provided in Article 11.

                                   ARTICLE 14

                            TRANSFER OF A PARTICIPANT

         Section 14.01. TRANSFER TO EMPLOYING COMPANY. If a Participant shall cease to be employed by one Employing Company and shall become employed as an Employee by another Employing Company, his participation in the Plan shall not be affected.

         Section 14.02. TRANSFER TO AFFILIATE. If a Participant shall cease to be employed as an Employee and shall become employed by an Affiliate which has not adopted the Plan, he shall be deemed to have given notice to suspend the making of Pre-Tax Contributions and After-Tax Contributions from his Annual Benefit Salary or Wages effective with his last month ending in the month of his transfer. The suspension shall continue as long as he remains in the employ of an Affiliate which has not adopted the Plan. Such Inactive Participant's period of employment by any such subsidiary, affiliate, division or branch shall be taken into account in determining his Years of Service for purposes of Section
10.02 in the same manner and to the same extent as if such employment had been employment as an Employee with an Employing Company without taking into account any suspension in the making of Pre-Tax Contributions and After-Tax Contributions from his Annual Benefit Salary or Wages as the result of this
Section 14.02. Should he terminate his employment with any such subsidiary or affiliate and not become an Employee of an Employing Company, his employment shall be deemed to have terminated for purposes of the Plan at the time of such termination. The Committee, in its discretion, may determine that a Participant will be deemed to have terminated his employment for purposes of the Plan upon the sale of an Employing Company or of substantially all the assets of a division of Zimmer or of an Employing Company which employs such Participant.

         Section 14.03. TRANSFER TO FOREIGN AFFILIATE. If a Participant who is a United States citizen shall become employed by a foreign affiliate of an Employing Company (as the term

"foreign affiliate" is defined in Section 3121(l)(6) of the U.S. Code) and all of the conditions which permit him to be deemed to be an Employee of such Employing Company exist at the time of his transfer of employment and continue to exist during his employment by such foreign affiliate, his transfer of employment shall not affect his participation in the Plan. If, at any time while he remains in the employment of such foreign affiliate, the conditions which permit him to be deemed to be an Employee cease for any reason, he shall at such time be regarded as having been transferred to an Affiliate which is not an Employing Company. Should he terminate his employment with any such foreign affiliate and not become an Employee of an Employing Company, his employment shall be deemed to have terminated for purposes of the Plan at the time of such termination.

                                   ARTICLE 15

                           SUSPENSION OF CONTRIBUTIONS

         Section 15.01. VOLUNTARY SUSPENSION. A Participant, by signing a direction on a form to be provided for that purpose and delivering such form to an Employing Company at least thirty (30) days (or such less number of days as the Committee may specify) before the end of any month, may voluntarily suspend the making of both his Pre-Tax Contributions and After-Tax Contributions from his Annual Benefit Salary or Wages . Such change will be effective as soon as practicable after receipt of the election to suspend, but not earlier than the beginning of the first month after receipt of such election. However, no Participant may suspend the making of Pre-Tax Contributions and After-Tax Contributions pursuant to this Section 15.01 more than once in any Plan Year. Also, no one such suspension may continue for a period of less than three months. A Participant may terminate such a suspension of his Pre-Tax Contributions and After-Tax Contributions as of the end of the third month that the suspension has been in effect, or as of the end of any subsequent month, by signing a direction on a form to be provided for that purpose and delivering such form to an Employing Company at least thirty days (or such lesser number of days as the Committee may specify) before the end of such month.

                                   ARTICLE 16

                      EFFECT OF SUSPENSION OF CONTRIBUTIONS

         Section 16.01. PROCEDURES FOR SUSPENSION. Whenever the making of Pre-Tax Contributions and After-Tax Contributions from the Annual Benefit Salary or Wages of a Participant is suspended for any reason, all contributions to the Employee's account by an Employing Company under the Plan shall also be suspended. If an event causing suspension under the Plan occurs during a period when a suspension is already in effect, the periods of suspension shall run concurrently except that a period of suspension pursuant to Section 12.01(d) shall not run concurrently with, but shall be in addition to, any other period of suspension under the Plan. When all suspensions are ended, unless the participation of the Participant has been terminated, the making of Pre-Tax Contributions and After-Tax Contributions from Annual Benefit Salary or Wages shall be resumed (if the Employee elects to resume) beginning with the

Participant's first payroll period commencing after all suspensions are ended, and contributions by the Employing Company also shall be resumed. There shall be no make-up of Pre-Tax Contributions or After-Tax Contributions from Annual Benefit Salary or Wages or of contributions by an Employing Company with respect to a period of suspension.

                                   ARTICLE 17

        LEAVE OF ABSENCE, LAYOFF, ABSENCE ON DISABILITY AND REEMPLOYMENT

         Section 17.01. LEAVE OF ABSENCE. (a) A Participant's temporary absence pursuant to any leave of absence (including a family care and adoption assistance leave) granted in accordance with his Employing Company's established leave policies which shall be applied in a uniform and non-discriminatory manner to all Participants under similar circumstances, will not be considered a termination of employment and, except for months during which the Participant is on a personal leave and in respect of which he made no allotments, shall be considered a period of active employment with his Employing Company in determining his Years of Service for purposes of Section 10.02, provided the Participant returns to employment with an Employing Company as an employee prior to or upon expiration of the period of leave or, in the case of a Participant who has been granted a leave of absence for military service, within 90 days after the time he first becomes eligible for release or discharge from active duty (or such longer period as may be prescribed by law for the protection of reemployment rights). If a Participant is granted a leave of absence for military service (including a paid leave of absence as described in subsection
(c) hereof) and does not return to employment within such 90-day period, his employment for purposes of this Plan shall be deemed to have terminated as of the expiration of such 90-day period.

         (b) If a Participant is granted a leave of absence without pay (including unpaid leave for military or governmental service, and a family care and adoption assistance leave) by his Employing Company, there shall be no Pre-Tax Contributions or After-Tax Contributions from his Annual Benefit Salary or Wages during the period of such leave of absence, except as provided in
Section 17.03.

         (c) If a Participant is granted a leave of absence with pay for military service under a policy of his Employing Company which provides for such paid leave, such Participant may make Pre-Tax Contributions and/or After-Tax Contributions from his Annual Benefit Salary or Wages during such leave of absence; PROVIDED, HOWEVER, that for purposes of the foregoing, the Participant's Annual Benefit Salary or Wages during a period of military service shall be deemed to be that in effect at the time he commenced such service less the amount of his base military pay for such period. A Participant who is receiving payments pursuant to a paid military leave policy of his Employing Company may at any time, if he so elects, suspend Pre-Tax Contributions and After-Tax Contributions from such payments in accordance with Article 15. In the event a Participant's period of military service exceeds the period for which he is entitled to payment by his Employing Company pursuant to its paid military leave policy, such Participant shall, as of the day on which such entitlement ceases, be deemed to be granted a leave of absence without pay for military service.

         (d) Any provision of this Plan to the contrary notwithstanding, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the U.S. Code.

         Section 17.02. LAYOFF. If a Participant is laid off, there shall be no Pre-Tax Contributions or After-Tax Contributions from his Annual Benefit Salary or Wages during the period of layoff. If a Participant or Inactive Participant is laid off and returns as an Employee in active service within 6 months of his layoff, the period of his layoff shall be considered as a period of active employment with his Employing Company in determining his Years of Service for purposes of Section 10.02. If the Participant or Inactive Participant returns as an Employee in active service after 6 months but within 12 months of his layoff, his employment shall not be deemed to have terminated by reason of such layoff for purposes of the Plan but the period of his layoff shall not be considered in determining his Years of Service under the Plan. If at the end of 12 months the Participant or Inactive Participant has not returned as an Employee in active service, then, notwithstanding any other provision of the Plan, his employment shall be deemed to have terminated at such time for purposes of the Plan.

         Section 17.03. DISABILITY. (a) If a Participant is entitled to receive disability payments under a disability pay plan maintained by his Employing Company, he shall be considered to be on a leave of absence which shall be deemed to continue so long as he continues to be entitled to receive monthly disability payments under such a disability pay plan, and the Annual Benefit Salary or Wages of such Participant shall be deemed to be that in effect at the time he commenced to receive monthly disability payments. Pre-Tax Contributions and/or After-Tax Contributions will be made from such disability payments, and whenever Pre-Tax Contributions and/or After-Tax Contributions made from Annual Benefit Salary or Wages are referred to in the Plan, the reference shall include Pre-Tax Contributions and/or After-Tax Contributions from such disability payments. A Participant who is receiving disability payments may at any time, if he so elects, suspend Pre-Tax Contributions and After-Tax Contributions from disability payments in accordance with Article 15. If immediately following the end of the period during which the Participant is entitled to receive disability payments he is neither an Employee in active service nor on leave of absence, his employment shall be deemed to have terminated at such time for purposes of the Plan.

         Section 17.04. REEMPLOYMENT. (a) If the service of an Employee is terminated and he is reemployed by an Employing Company as an Employee, he may elect, in accordance with Article 2, to participate in the Plan on an Enrollment Date following the date of his reemployment upon completing at least six months of service in the aggregate with an Employing Company, including service rendered prior to his termination of service.

         (b) If an Employee's service is terminated and he again becomes an Employee, his Years of Service prior to the termination of his service shall be restored if (i) he has not incurred a One Year Break-in-Service; or (ii) he has incurred any number of One Year Breaks-in-Service and is vested in any amounts attributable to Employing Company Contributions in accordance with Section 10.02; or (iii) the number of his consecutive One Year Breaks-in-Service does not equal or exceed the greater of five or the aggregate number of his Years of Service prior to such termination, disregarding any prior Years of Service which are not required to be taken into account. Any Year of Service restored to an Employee as provided in Section 17.04(b)(i), (ii) or

(iii) shall be taken into account for purposes of determining the Participant's percentage of vested amounts attributable to Employing Company Contributions made in respect of the period subsequent to his reemployment.

         (c) If the service of an Employee is terminated and he is reemployed by an Employing Company , any period of suspension in effect prior to the termination of his service shall not be resumed upon his reemployment.

                                   ARTICLE 18

               DESIGNATION OF BENEFICIARIES IN THE EVENT OF DEATH

         Section 18.01. BENEFICIARY DESIGNATION. A Participant may designate a Beneficiary or Beneficiaries to receive all or part of the amount in his account in case of his death if such Beneficiary or Beneficiaries shall be living at the time of his death, however, a Participant may not designate a Beneficiary other than his spouse unless the Committee has received a written consent to such designation from the Participant's spouse in accordance with the provisions of
Section 11.03(c). A Participant may, subject to the preceding sentence, change or revoke a designation of Beneficiary and such designation, change or revocation shall be on a form to be provided for that purpose and shall be signed by the Participant and delivered to the designated agent of Zimmer prior to his death. In case of the death of the Participant, the amount in his account with respect to which a designation of Beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be distributed in accordance with the Plan to the surviving designated Beneficiary or Beneficiaries. The amount in the Participant's account distributable upon death and not subject to such a designation, or if no Beneficiary shall be living at the death of the Participant, shall be distributed following his death to the person or persons in the first of the following classes of successive preference:

         (a) The Participant's surviving spouse.

         (b) To such one or more of the Participant's surviving children as the Committee shall determine and in such proportions as the Committee determines.

         (c) The Participant's surviving parents, equally.

         (d) To such one or more of the Participant's surviving brothers and sisters as the Committee shall determine and in such proportions as the Committee determines.

         (e) The Participant's executors or administrators.

         Section 18.02. BENEFICIARY PAYMENTS AND REINVESTMENT ELECTIONS. Payment to such one or more such Beneficiaries shall completely discharge the Plan and the Trustee with respect to the amount so paid. A designation of a Beneficiary under this Section 18.01 shall be deemed a designation of a Beneficiary under the Plan.

                                   ARTICLE 19

                               TRUSTEE OF THE PLAN

         Section 19.01. TRUST AGREEMENT. The assets of the Plan shall be held in trust by a Trustee appointed by the Board of Directors. If the Board of Directors so determines, Zimmer may enter into a trust agreement or trust agreements with additional trustee(s). Any trust agreement may be amended by an Employing Company from time to time in accordance with its terms. Any trust agreement shall provide, among other things, that all funds received by the Trustee thereunder will be held, administered, invested and distributed by the Trustee, and that no part of the corpus or income of the trust held by the Trustee shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants or Inactive Participants or their Beneficiaries. Any trust agreement may also provide that the investment and reinvestment of any Investment Fund or any part thereof may be carried out in accordance with directions given to the Trustee by any investment advisor or advisors which may be designated by the Committee and which shall qualify as an Investment Manager. Zimmer may remove any Trustee or any successor Trustee, and any Trustee or successor Trustee may resign. Upon removal or resignation of a Trustee, Zimmer shall appoint a successor Trustee.

         Section 19.02. TRUSTEE'S AUTHORITY. The Trustee shall have the powers provided in the Trust Agreement forming a part of the Plan, provided that such powers shall be exercised as the Committee shall from time to time direct.

         Section 19.03. PURCHASES OF ZIMMER STOCK. As soon as practicable after receipt of funds for investment in the Zimmer Stock Fund, the Trustee shall purchase Zimmer Stock, or cause such Stock to be purchased, on the open market or by private purchase, provided that no private purchase may be made at any price greater than the last sale price or highest current independent bid price, whichever is higher, for Zimmer Stock on the New York Stock Exchange. Notwithstanding the foregoing, the Trustee may hold in cash, and may temporarily invest in short-term United States Government obligations, commercial paper or other investments of a short-term nature, funds allocated to the Zimmer Stock Fund pending investment of such funds in Zimmer Stock or for liquidity purposes.

         Section 19.04. PURCHASES OF SECURITIES FOR THE INVESTMENT FUNDS. As soon as practicable after the Trustee receives funds for investment in the Investment Funds, the Trustee shall invest such funds in the Investment Fund designated for such investment or, if the Trust Agreement so provides, the Trustee shall invest such funds as directed by an Investment Manager or the Committee. Purchases in respect of the Investment Funds may be made on the open market or directly from the issuer.

         Section 19.05. VOTING OF ZIMMER STOCK AND BRISTOL-MYERS SQUIBB STOCK. Before each annual or special meeting of shareholders of Zimmer or Bristol-Myers Squibb, there shall be sent to each Participant any portion of whose account balance is invested in the Zimmer Stock Fund or Bristol-Myers Squibb Stock Fund a copy of the proxy soliciting material for the meeting, together with a form requesting instructions to the Trustee on how to vote the Zimmer Stock or Bristol-Myers Squibb Stock held on his behalf in the Zimmer Stock Fund or Bristol-Myers Squibb Stock Fund on the Valuation Date immediately preceding the record date of the Zimmer

Stock or Bristol-Myers Squibb Stock. Zimmer may appoint a person or persons to solicit and/or tabulate the votes of Participants and to communicate the results thereof to the Trustee. Upon receipt of such instructions, the Trustee shall vote such Zimmer Stock or Bristol-Myers Squibb Stock as instructed by the Participant. All Zimmer Stock or Bristol-Myers Squibb Stock for which the Trustee does not receive instructions shall be voted by the Trustee on each issue in the same proportion as those shares for which it has received instructions from Participants.

         Section 19.06. TENDERING OF ZIMMER STOCK - The Trustee may not take any action in response to a tender offer except as otherwise provided in this
Section 19.05. Each Participant, a named fiduciary within the meaning of Section 403(a)(1) of ERISA, may direct the Trustee in writing to sell, exchange or transfer the Zimmer Stock in his account in accordance with the terms of such tender offer. To the extent to which Participants do not instruct the Trustee or do not issue valid or timely directions to the Trustee to sell, exchange or transfer the Zimmer Stock in their accounts, Participants shall be deemed to have directed the Trustee that such shares be retained and not be disposed of under the terms of the tender offer. Zimmer and the Trustee shall not interfere in any manner with a Participant's decision as to whether to sell, exchange or transfer the Zimmer Stock in his account. The Trustee shall arrange for Participant directions or instructions to be made on a confidential basis and Zimmer shall communicate to Participants the provisions of this Section 19.05. The Trustee shall use its best efforts to distribute or cause to be distributed to Participants all communications directed generally to the owners of Zimmer Stock, except to the extent Zimmer distributes such communications directly to Participants. Any cash proceeds received by the Trustee as a result of the sale of Zimmer Stock pursuant to a tender offer shall be reinvested by the Trustee in Zimmer Stock if such stock is available for purchase provided such Zimmer Stock continues to be traded on a national securities exchange. If Zimmer Stock is no longer traded on a national securities exchange, then the proceeds of such sale shall be invested as directed by the Committee.

         Section 19.07. VOTING OF SHARES IN CERTAIN INVESTMENT FUNDS. Before each annual or special meeting of shareholders of an Investment Fund which is registered under the Investment Company Act of 1940, there shall be sent to each Participant any portion of whose account balance is invested in such Investment Fund a copy of the proxy soliciting material for the meeting, together with a form requesting instructions to the Trustee on how to vote the shares of the Investment Fund held on his behalf on the Valuation Date immediately preceding the record date of the Investment Fund. The Administrative Agent shall solicit and/or tabulate the votes of Participants and communicate the results thereof to the Trustee. Upon receipt of such instructions, the Trustee shall vote such Investment Fund shares as instructed by the Participant. All shares of the Investment Fund for which the Administrative Agent does not receive instructions shall not be voted.

         Section 19.08. UNINVESTED FUNDS. The Trustee may keep uninvested an amount of cash sufficient in its opinion to enable it to carry out the purposes of the Plan. No income shall accrue to an account of any Participant on such uninvested funds.

         Section 19.09. AUDIT. Zimmer shall select a firm of independent certified public accountants to examine and report annually on the financial position and the results of operations of the trust forming a part of the Plan.

                                   ARTICLE 20

                           ADMINISTRATION OF THE PLAN

         Section 20.01. BENEFITS COMMITTEE. The Plan shall be administered by a benefits committee (the "Committee"), consisting of not less than three members, as shall from time to time be determined by the Board of Directors. Members shall be appointed by the Board of Directors. Any member of such Committee may resign or be removed by the Board of Directors and new members may be appointed by the Board of Directors.

         Section 20.02. RESIGNATION OF COMMITTEE MEMBER. Any member of the Committee may resign by delivering his written resignation to the Board of Directors and such resignation shall become effective upon delivery or upon any later date specified therein.

         Section 20.03. SELECTION OF CHAIRMAN. The Committee shall select a Chairman and may select a Secretary (who may, but need not, be a member of the Committee) to keep its records or to assist it in the doing of any act or thing to be done or performed by the Committee.

         Section 20.04. QUORUM. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business at any meeting. Any determination or action of the Committee may be made or taken by a majority of the members present at any meeting thereof, or without a meeting by a resolution or written memorandum concurred in by a majority of the members then in office.

         Section 20.05. AUTHORITY OF THE COMMITTEE. The Committee shall control and manage the operation and administration of the Plan, and it shall be deemed the "Administrator" of the Plan as the term "Administrator" is defined in ERISA.

         Section 20.06. NAMED FIDUCIARY. The assets of the Plan shall be controlled or managed by a "named fiduciary", as that term is defined in ERISA, consisting of the members of the Committee, so as to permit it to delegate authority to manage, acquire or dispose of assets of the Plan to one or more Investment Managers as provided in Section 402(c)(3) of ERISA.

         Section 20.07. DELEGATION OF AUTHORITY. For the purpose of carrying out its duties as Administrator, the Committee may, in its discretion, designate persons other than members of the Committee to carry out such responsibilities of the Committee under the Plan as it may see fit including, but not limited to, the determination of questions concerning the eligibility of any employee to participate in or receive benefits under the Plan, the interpretation and construction of the provisions of the Plan and the resolution of ambiguities, inconsistencies and omissions therein and the resolution and determination of any appeal of the denial of a claim for benefits under the Plan. The delegation of responsibilities will be effected by written instrument executed by the Committee.

         Section 20.08. APPOINTMENT OF INVESTMENT MANAGER. If a trust agreement forming a part of the Plan so provides, the Committee shall have the authority to appoint an Investment Manager or Investment Managers to manage (including the power to acquire and dispose of) some part or all of the assets of the Plan held by a trustee, to retain in the Committee the power to invest such assets or to delegate such responsibility to the trustee, as shall be provided in the trust agreement.

         Section 20.09. FIDUCIARY OBLIGATIONS. It is intended, that to the maximum extent permitted by ERISA, each person who is a "fiduciary" with respect to the Plan as that term is defined in ERISA shall be responsible for the proper exercise of his own powers, duties, responsibilities and obligations under the Plan and the trust forming a part thereof, and any other funding medium, as shall each person designated by any fiduciary to carry out any fiduciary responsibility with respect to the Plan, the trust or other funding medium, and no fiduciary or other person to whom fiduciary responsibilities are allocated shall be liable for any act or omission of any other fiduciary or of any other person delegated to carry out any fiduciary or other responsibility under the Plan or any trust or any other funding medium.

         Section 20.10. APPOINTMENT OF ADVISORS AND LEGAL COUNSEL. The Committee may employ such independent "qualified public accountants" as such term is defined in ERISA, legal counsel who may be of counsel to Zimmer, other specialists and other persons as the Committee deems necessary or desirable in connection with the administration of the Plan, and the Committee, and any person to whom it may delegate any duty or power in connection with the administration of the Plan, Zimmer and the officers and directors thereof shall be entitled to rely conclusively upon and shall be fully protected in any action omitted, taken or suffered by them in good faith in reliance upon any independent qualified public accountant, counsel or other specialist or other person selected by the Committee or in reliance upon any evaluations, certificates, opinions or reports which shall be furnished by any of them or by any Trustee or any insurance company.

         Section 20.11. DETERMINATION OF THE COMMITTEE. The determination of the Committee as to any question involving the general administration and interpretation of the Plan and such determinations made by each person to whom the Committee may delegate its responsibilities under the Plan, shall be final, conclusive and binding upon all persons claiming any interest in or under the Plan except as otherwise provided by law, and may be relied upon by the Zimmer, the Employing Companies, the Trustee, the Administrative Agent and Participants and their Beneficiaries. (The term "Participants" includes Inactive Participants wherever used in this Article 20.) Any discretionary actions to be taken under the Plan by the Committee and such actions taken by each person to whom the Committee may delegate its responsibilities under the Plan, shall be uniform in their nature and applicable to all persons similarly situated, shall not be subject to de novo review if challenged in court, by arbitration or in any other forum and shall be upheld unless found to be an abuse of discretion. Without limiting the generality of the foregoing, the Committee shall have the following discretionary authority and responsibilities in addition to those provided elsewhere herein:

         (a) to grant or deny claims for benefits under the Plan;

         (b) to require any person to furnish such information as it may request for the purpose of the proper administration of the Plan as a condition to receiving any benefit under the Plan;

         (c) to make and enforce such rules and regulations for the administration of the Plan consistent with the provisions thereof and to prescribe the use of such forms and other methods of communication and notification as it shall deem necessary for the efficient administration of the Plan;

         (d) to interpret and construe the provisions of the Plan, and to resolve ambiguities, inconsistencies and omissions therein;

         (e) to decide such questions as may arise in connection with the operation of the Plan including, but not limited to, questions concerning the eligibility of any Employee to participate in or receive benefits under the Plan; and

         (f) to determine the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan and to authorize payment of such benefits.

         Section 20.12. SPOUSE'S RELEASE. The Committee, in its discretion, may require as a condition of receiving any payment under the Plan, the filing with the Committee of an authorization or release by the spouse of a Participant divesting such spouse of any rights in the Plan or in any payments thereunder which such spouse may have by operation of law under the laws of his matrimonial domicile, or otherwise.

         Section 20.13. PARTICIPANT ACCOUNTS AND STATEMENTS. The Committee shall maintain or cause to be maintained accounts which accurately reflect the interest of each Participant. The Committee shall mail to Participants reports to be furnished to Participants in accordance with the Plan or as required by ERISA. Any notice, reports or statements to be given, furnished, made or delivered to a Participant shall be deemed duly given, furnished, made or delivered when addressed to the Participant and delivered to the Participant in person or mailed by ordinary mail to his address last appearing on the books of an Employing Company.

         Section 20.14. PARTICIPANT NOTICES. Consistent with the requirements of ERISA and the regulations thereunder of the Secretary of Labor from time to time in effect, the Committee shall:

         (a) provide adequate notice in writing to any Employee, former Employee, retired Employee or Beneficiary under the Plan (each being hereinafter in this Section 20.14 referred to as "Participant") whose claim for benefits under the Plan has been denied, setting forth specific reasons for such denial, written in a manner calculated to be understood by such Participant, and

         (b) afford a reasonable opportunity to any Participant whose claim for benefits has been denied for a full and fair review of the decision denying the claim.

         Section 20.15. COMMITTEE EXPENSES. Unless otherwise agreed to by an Employing Company, the members of the Committee shall serve without compensation for their services as such, but all reasonable expenses incurred in the performance of their duties shall be paid by Zimmer. Unless otherwise determined by the laws of the United States or by the Board of Directors, no member of the Committee shall be required to give any bond or other security in any jurisdiction. No member of the Committee shall be personally liable under any contract, agreement, bond or other instrument made or executed by him or on his behalf as a member of the Committee.

         Section 20.16. EXPENSES OF ADMINISTERING THE PLAN. Expenses incurred with respect to the management of an Investment Fund or the administration and recordkeeping of Participants' accounts, including Trustees' fees, may be charged appropriately against the accounts of Participants, as directed by the Committee. Brokerage fees, transfer taxes and other expenses incident to the purchase or sale of securities by the Trustee shall be deemed to be part of the cost of such securities or deducted in computing the proceeds therefrom, as the case may be. Transfer taxes in connection with distribution of Zimmer Stock or Bristol-Myers Squibb Stock to Participants or their beneficiaries shall be borne by the Participant. Taxes, if any, on any assets held or income received by the Trustee shall be charged appropriately against the accounts of Participants as the Committee shall determine.

         Section 20.17. FIDUCIARY CAPACITY. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan and fiduciaries with respect to the Plan may serve as a fiduciary with respect to the Plan in addition to being an officer, employee, agent or other representative of a "party in interest" as that term is defined in ERISA.

         Section 20.18. NOTIFICATION AND ELECTION PROCEDURES. Whenever a Plan provision or Plan administrative procedure requires that the Participant (or Inactive Participant, Former Participant or Beneficiary) give directions or prior notice to the Committee or Administrative Agent, such direction or notice shall be provided to the Committee or Administrative Agent sufficiently in advance to implement the Participant's instructions in accordance with the Committee's or Administrative Agent's standard procedures with respect to the type of instruction being implemented, and in such manner (written or otherwise) as the Committee shall communicate to Participants.

         Section 20.19. COMMITTEE AUTHORITY TO MAKE CONTRIBUTIONS. The Committee shall have the authority to determine whether a Qualified Nonelective Contribution shall be made on behalf of a Participant or whether a Participant may elect to make additional Basic Contributions or Supplementary Contributions in order to correct an Administrative Error.

                                   ARTICLE 21

                     AMENDMENT AND MODIFICATION OF THE PLAN

         Section 21.01. The Plan may be amended or modified by the Board of Directors in accordance with its normal procedures at any time and from time to time; PROVIDED, HOWEVER, that no such amendment or modification, except in the case of an amendment or modification respecting a qualified domestic relations order as defined under Section 414(p) of the U.S. Code or as may otherwise be prescribed by law, shall make it possible for any part of the corpus or income of the trust fund to be used for or diverted to purposes other than for the exclusive benefit of Participants or Inactive Participants or their Beneficiaries under the Plan. Any such amendment or modification may make any changes in the Plan, including retroactive changes which may be deemed necessary or desirable to qualify the Plan and the trust forming a part thereof, or to continue the qualified status of the Plan and the trust forming a part thereof, or to continue the qualified status of the Plan under Section 1165(a) and 1165(e) of the Puerto Rico

Code and Section 401(a), 401(k) and 501(a) of the U.S. Code, or any similar successor provisions of law or of ERISA, or to conform to governmental regulations. No amendment to the Plan shall divest any Participant of any right theretofore accrued nor shall any amendment eliminate a benefit payment option under the Plan except as otherwise provided by law or regulation.

                                   ARTICLE 22

          SUSPENSION, TERMINATION, MERGER OR CONSOLIDATION OF THE PLAN

         Section 22.01. SUSPENSION AND TERMINATION. It is the intention of an Employing Company to continue the Plan indefinitely, however, the Board of Directors may at any time and for any reason suspend or terminate the Plan or discontinue or suspend the making of Pre-Tax Contributions and/or After-Tax Contributions from Annual Benefit Salary or Wages of all Participants and of contributions by an Employing Company . An Employing Company may, by action of its Board of Directors, suspend or terminate the making of allotments from Annual Benefit Salary or Wages of Participants and of contributions of such Employing Company. In the event of termination or partial termination of the Plan, or upon complete discontinuance of contributions under the Plan by an Employing Company , all amounts in the account of each Participant or Inactive Participant shall be nonforfeitable and shall be distributed to him in a single distribution as soon as practicable after such termination, partial termination or discontinuance, or if a Participant shall so elect, in accordance with procedures prescribed by the Committee. Prior to the date fixed for distribution, the Committee, in its sole discretion, may direct the Trustee to purchase an annuity for the Participant in such amount as may be purchased with an amount equal to the cash amount the Participant would otherwise be entitled to receive if the entire amount in his account at the date fixed for distribution were reduced to cash.

         Section 22.02. MERGER AND CONSOLIDATION. The Plan shall not be merged or consolidated with, or any of its assets or liabilities transferred to, any other plan unless each Participant and Inactive Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan then terminated).

                                   ARTICLE 23

                               GENERAL PROVISIONS

         Section 23.01. PLAN NOT AN EMPLOYMENT CONTRACT. The Plan shall not be deemed to constitute a contract between an Employing Company and any Employee nor shall anything herein contained be deemed to give any Employee any right to be retained by an Employing Company , or to interfere with the right of an Employing Company to discharge any Employee at any time and to treat him without regard to the effect which such treatment might have upon him as a Participant.

         Section 23.02. ASSIGNMENT AND ATTACHMENT OF DISTRIBUTIONS NOT PERMITTED. Except in the case of a qualified domestic relations order under ERISA or as may otherwise be prescribed by law, no distribution or payment under the Plan to any Participant, Inactive Participant or Beneficiary, or any other person entitled to payment under the Plan, may be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution, or other legal or equitable process. If any such person is adjudicated bankrupt or purports to anticipate, assign or alienate any such distribution or payment, the Committee, in its discretion, may hold or apply or cause to be held or applied such distribution or payment, or any part thereof, for the benefit of such person in such manner as the Committee shall direct.

         Section 23.03. PAYMENTS TO MINORS AND INCOMPETENT PERSONS. If the Committee determines that any person entitled to a distribution or payment from the trust fund under the Plan is an infant or incompetent or is unable to care for his affairs by reason of physical or mental disability, it may cause all distributions or payments thereafter becoming due to such person to be made to any other person for his benefit, without responsibility to follow the application of payments so made. Payments made pursuant to this provision shall completely discharge an Employing Company, the Trustee and the Committee with respect thereto.

         Section 23.04. DISTRIBUTIONS PAID FROM TRUST. The trust fund established under the Plan shall be the sole source of the payments or distributions to be made in accordance with the Plan.

         Section 23.05. PLAN INTENDED TO BE A QUALIFIED PLAN. An Employing Company intends that the Plan (including the trust forming a part thereof) shall be a plan of an Employing Company for the exclusive benefit of its Employees or their Beneficiaries as provided for in Section 1165(a) of the Puerto Rico Code, Sections 401(a) and 501(a) of the U.S. Code and as may be provided for in any similar provisions of subsequent revenue laws, and that the trust shall be a qualified trust under such provisions and exempt under Section 1165(a) of the Puerto Rico Code, Section 501(a) of the U.S. Code and as may be provided for in any similar provisions of subsequent revenue laws. An Employing Company intends that the Plan shall meet the requirements of Sections 401(k) and (m) of the U.S. Code and Section 1165(e) of the Puerto Rico Code.

         Section 23.06. RETURN OF CONTRIBUTION. Upon request of an Employing Company, to the extent permitted by ERISA the Trustee shall return:

         (a) To an Employing Company who has made contributions, any contributions made under this Plan (adjusted to reflect any earnings and any appreciation or depreciation attributable thereto) if the Puerto Rico Treasury Department or the federal Internal Revenue Service refuses to issue an initial determination letter to the effect that this Plan and the trust meet the requirements of the Puerto Rico Code and the U.S. Code. Such contributions will be returned within one year after the date of such denial of qualification and this Plan and the trust will then terminate.

         (b) To an Employing Company, any contribution by such company made under a mistake of fact. The amount which may be returned may not exceed the excess of the amount contributed (reduced to reflect any loss or depreciation attributable thereto) over the amount that would have been contributed had there not occurred a mistake of fact. Appropriate reductions will be made in the accounts of Participants to reflect the return of any contribution previously credited to such accounts. However, no contribution will be returned to the extent that such reduction would reduce the account of a Participant to an amount less than the balance that would have been credited to his account had the contributions not been made. No contribution made by an Employing Company under a mistake of fact will be returned after the expiration of one year from the date of contribution.

         (c) To an Employing Company, any contribution by such company conditioned upon its deductibility under Section 1023(n) of the Puerto Rico Code or Section 404 of the U.S. Code. All contributions by an Employing Company under the Plan are expressly made conditional upon their deductibility for Puerto Rico income tax purposes and federal income tax purposes. The amount that may be returned may not exceed the excess of the amount contributed (reduced to reflect any loss or depreciation attributable thereto) over the amount that would have been contributed had there not occurred a mistake in determining the deduction. Appropriate reductions will be made in the accounts of Participants to reflect the return of any contributions previously credited to such accounts. However, no contribution will be returned to the extent that such reduction would reduce the account of a Participant to an amount less than the balance that would have been credited to his account had the contribution not been made. Any contribution conditioned on its deductibility which is returned to Zimmer will be returned within one year after it is disallowed as a deduction.

         Section 23.07. GOVERNING LAW. The provisions of the Plan shall be construed, administered and governed under the laws of Puerto Rico, except as such laws may have been superseded by ERISA.

                                   ARTICLE 24

                              TOP HEAVY PROVISIONS

         Section 24.01. TOP HEAVY PLAN REQUIREMENTS. Notwithstanding any other provisions of the Plan, if for any Plan Year the Plan is determined to be a Top Heavy Plan (as defined in Section 24.03) within the meaning of Section 416(g) of the U.S. Code, then the following requirements shall apply:

         (a) The top heavy minimum contribution requirement of Section 416(c) of the U.S. Code set forth in Section 24.04; and

         (b) The top heavy limitation on compensation requirement of Section 416(d) of the U.S. Code set forth in Section 24.05.

         Section 24.02. DEFINITIONS. For purposes of this Article 24, the following terms shall have the respective meanings set forth below:

         "AGGREGATION GROUP" means either a Required Aggregation Group (as defined in subsection 24.02(g)) or a Permissive Aggregation Group (as defined in subsection 24.02(f)).

         "COMPENSATION" means, the annual remuneration paid or accrued for personal services rendered to an Employing Company during the Plan Year as reported on Commonwealth of Puerto Rico Form 499 R-2/W-2 PR, and shall also include any authorized Pre-Tax Contributions pursuant to Section 2.01 of the Plan and any authorized salary reduction amount pursuant to a plan established under Section 125 of the U.S. Code.

         "DETERMINATION DATE" means, with respect to any Plan Year, (i) the last day of the immediately preceding Plan Year, or (ii) in the case of the first Plan Year of the Plan, the last day of such Plan Year.

         "KEY EMPLOYEE" means, for any Plan Year, an Employee within the meaning of Section 416(i)(1) of the U.S. Code.

         "NON-KEY EMPLOYEE" means any employee of the Zimmer or an Affiliate or a Beneficiary of such employee who is not a Key Employee, within the meaning of
Section 416(i)(2) of the U.S. Code and the regulations thereunder.

         "PENSION PLAN" means any defined benefit plan or any defined contribution plan.

         "PERMISSIVE AGGREGATION GROUP" means a Required Aggregation Group (as defined in subsection 24.02(g)) that also includes a Pension Plan of Zimmer or an Affiliate which, although not required to be included in the Required Aggregation Group, is treated by Zimmer or an Affiliate as being part of such Required Aggregation Group, provided that such Required Aggregation Group would continue to meet the requirements of Sections 401(a)(4) and 410 of the U.S. Code with such Pension Plan being taken into account.

         "REQUIRED AGGREGATION GROUP" means (i) each Pension Plan of Zimmer or an Affiliate in which a Key Employee is a member, and (ii) each other Pension Plan of Zimmer or an Affiliate which enables any Pension Plan described in the immediately preceding clause (i) to meet the requirements of Section 401(a)(4) or 410 of the U.S. Code.

         "TOP HEAVY GROUP" means, with respect to any Plan Year, an Aggregation Group if, as of the Determination Date with respect to such Plan Year, (i) the sum of (1) the present value of the cumulative accrued benefits (determined, in accordance with Section 416(g) of the U.S. Code and the regulations thereunder, as of the most recent date which is within a twelve (12) month period ending on such Determination Date that is used for computing Defined Benefit Plan costs for minimum funding) for Key Employees under all defined benefit plans included in such Aggregation Group, and (2) the aggregate of the accounts (determined, in accordance with Section 416(g) of the U.S. Code and the regulations thereunder), as of the valuation date (as provided in Section 9.03 coincident with or immediately preceding such Determination Date) of Key Employees under all defined contributions plans included in such Aggregation Group, exceeds (ii) sixty percent (60%) of a similar sum determined for Key Employees and Non-Key Employees; provided, however, that if any employee is a Non-Key Employee with respect to any Pension Plan for any Plan Year, but such employee was a Key Employee with respect to such Pension Plan for any prior Plan Year, any accrued benefits for such employee and any account of such employee shall not be taken into account for purposes of the foregoing determination.

         Section 24.03. DETERMINATION OF TOP HEAVY PLAN. The Plan shall be a Top Heavy Plan for any Plan Year in which the Plan is included in a Top Heavy Group.

         Section 24.04. TOP HEAVY CONTRIBUTION REQUIREMENT. For any Plan Year with respect to which the Plan is determined to be a Top Heavy Plan, if the benefits accrued, or contributions made, under all defined benefit plans and all other defined contribution plans for Non-Key Employees is not at least equal to those stated in Section 416(c) of the U.S. Code, an Employing Company Contributions for such Plan Year for each Participant who is a Non-Key Employee, regardless of whether such Non-Key Employee has completed 1,000 Hours of Service during such Plan Year but only if such Non-Key Employee has not separated from service with an Employing Company on the last day of such Plan Year, as a percentage of such Participant's annual Compensation, shall not be less than the lesser of:

         (a) three percent (3%), or

         (b) the highest percentage at which contributions are made for a Key Employee; provided, however, that this paragraph (b) shall not apply if this Plan and a defined benefit plan are required to be included in an Aggregation Group and if this Plan enables such other plan to meet the qualification requirements of the U.S. Code. If for any Plan Year, a Non-Key Employee participates in one or more top-heavy qualified defined contribution plans and one or more top-heavy defined benefit plans of Zimmer or an Affiliate, the minimum contribution requirements set forth in this Section 24.04 will be deemed met if the retirement benefit provided under the qualified defined benefit plan or plans is at least equal to the minimum amount required under Section 416(c)(1) of the U.S. Code.